SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, For use of the
Commission Only (as permitted
by Rule 14a-6(e)(2)
[ X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SAFEGUARD SCIENTIFICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
ADOPTION OF THE 2004 EQUITY COMPENSATION PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
STOCK OWNERSHIP OF DIRECTORS AND OFFICERS
STOCK PERFORMANCE GRAPH
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS
APPENDIX A
APPENDIX B
2004 EQUITY COMPENSATION PLAN

800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087-1945

Phone:      (610) 293-0600
Toll-Free: (877) 506-7371
Fax:           (610) 293-0601
Automated Investor Relations Line: (888) 733-1200

Internet: www.safeguard.com

SAFEGUARD SCIENTIFICS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Safeguard Shareholder:

You are invited to attend the Safeguard Scientifics, Inc. 2004 Annual Meeting of Shareholders.

DATE:	June 11, 2004

TIME:	10:00 a.m. Eastern time

PLACE:	The Desmond Great Valley Hotel and Conference Center One Liberty Boulevard Malvern, Pennsylvania 19355 (610) 296-9800 or (800) 575-1776

RECORD DATE:	Only shareholders who owned stock at the close of business on April 15, 2004, can vote at this meeting or any adjournments that may take place.

ITEMS OF BUSINESS:	1.	To elect nine directors
	2.	To approve the Safeguard Scientifics, Inc. 2004 Equity Compensation Plan
	3.	To ratify the appointment of KPMG LLP as Safeguard’s independent auditors for the fiscal year ending December 31, 2004
	4.	To consider such other business as may properly come before the meeting

We also will report on Safeguard’s 2003 business results and other matters of interest to our shareholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

Your vote is very important. We encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible to ensure your representation at the annual meeting, regardless of whether you attend in person. You may vote by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy or voting instruction form.

This notice of annual meeting, proxy statement, accompanying proxy card, and 2003 annual report are being mailed to shareholders beginning April 28, 2004, in connection with the solicitation of proxies by the Board of Directors.

Please contact our Corporate Secretary, Deirdre Blackburn, with any questions or concerns.

Sincerely,

Anthony L. Craig	Deirdre Blackburn
President and Chief Executive Officer	Secretary

April 28, 2004

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS

Q:	Why am I receiving these materials?

A.	Safeguard is providing these proxy materials to you in connection with Safeguard’s annual meeting of shareholders, which will take place on June 11, 2004. As a shareholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement. This proxy statement contains detailed information relating to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and the most highly paid executive officers, and certain other required information.

Q:	What items of business will be voted on at the annual meeting?

A:	You may vote on the following items of business:

1.	the election of nine directors who have been nominated to serve on Safeguard’s Board of Directors;

2.	the approval of the Safeguard Scientifics, Inc. 2004 Equity Compensation Plan; and

3.	the ratification of the appointment of KPMG LLP as Safeguard’s independent auditors for the 2004 fiscal year.

We also will consider other business that properly comes before the annual meeting.

Q:	How does Safeguard’s Board of Directors recommend I vote?

A:	Safeguard’s Board recommends a vote “FOR” each Board nominee, “FOR” adoption of the Safeguard Scientifics, Inc. 2004 Equity Compensation Plan, and “FOR” ratification of the appointment of KPMG LLP as Safeguard’s independent auditors. Our Board requests discretionary authority to cumulate votes. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board.

Q:	What shares can I vote?

A:	Each share of Safeguard common stock issued and outstanding as of the close of business on April 15, 2004, the Record Date for the annual meeting, is entitled to vote on all items being voted upon at the annual meeting. On the Record Date, we had 119,706,383 shares issued and outstanding.

Every shareholder may cast one vote for each share owned as of that time, including (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a broker, trustee, or other nominee, such as a bank. In the election of directors, shareholders may elect to cumulate their votes as described below under “What does cumulative voting mean?”

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most of Safeguard’s shareholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Safeguard’s transfer agent, Mellon Investor Services LLC, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent to you directly by Safeguard. As a shareholder of record, you have the

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right to grant your voting proxy directly to Safeguard or to vote in person at the meeting. If you are a shareholder of record, Safeguard has enclosed a proxy card for your use in voting your shares.

Beneficial Owner

If your shares are held in street name (such as in a brokerage account or by another nominee, such as a bank or trust company), you are considered the beneficial owner of the shares, and these proxy materials, together with a voting instruction form, are being forwarded to you by your broker or other nominee. As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares. You also are invited to attend the annual meeting.

However, since a beneficial owner is not the shareholder of record, if you wish to vote those shares in person at the meeting, you must obtain a legal proxy from your broker or other nominee that holds your shares giving you the right to vote those shares at the meeting. We will be unable to accept a vote from you at the meeting without that legal proxy.

Q:	How do I vote my shares?

A:	If you are a shareholder of record, you may vote your shares by completing, signing and dating each proxy card you receive and returning each proxy card to Mellon Investor Services in the pre-addressed envelope provided. If you sign your proxy card but do not mark any boxes showing how you wish to vote, Anthony L. Craig and Christopher J. Davis will vote your shares and will cumulate your votes as recommended by the Board.

If you hold your shares beneficially in street name, in most cases you will be able to vote in the following three ways:

1.	by telephone;

2.	by Internet; or

3.	by completing, signing and returning the voting instruction form in the accompanying pre-addressed envelope.

Your vote by telephone or Internet will help Safeguard save money. Remember, if you vote by telephone or Internet, do not return your voting instruction form.

In the election of directors, if you wish to vote cumulatively, please follow the directions in the next question.

Q:	What does cumulative voting mean?

A:	Cumulative voting applies only in the election of directors. It means that you may cast a number of votes equal to the number of Safeguard shares you own multiplied by the number of directors to be elected. For example, since nine directors are standing for election at this year’s annual meeting, if you hold 100 shares of Safeguard stock, you may cast 900 votes (nine times 100) in the election of directors. You may distribute those votes among as few or as many of the nine nominees as you wish. In other words, in the example provided, you may cast all 900 votes “FOR” one nominee or allocate your 900 votes among two or more nominees, as long as the total equals 900 votes.

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If you received a proxy card and wish to vote cumulatively, you must:

•	write the words “cumulate for” in the space provided under item 1 of the proxy card; and

•	write the name of each nominee and the number of votes to be cast for each nominee in that space.

If you vote cumulatively, please check to be sure that the number of votes you cast adds up to the number of shares you own multiplied by nine. If the number of votes does not add up correctly, our proxy tabulator will not vote your shares until a properly completed proxy card has been received. If you hold your shares beneficially in street name and wish to vote cumulatively, you will need to contact your broker, trustee or other nominee.

Q:	What if I want to change my vote?

A:	You may change your vote at any time prior to the vote at the annual meeting. If you are the shareholder of record, you may change your vote in any of the following ways:

1.	delivering to our Corporate Secretary at 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945, on or before the business day prior to the annual meeting, a written revocation of the proxy or a later dated, signed proxy card;

2.	delivering a written revocation or a later dated, signed proxy card to us at the annual meeting prior to the taking of the vote on the matters to be considered at the annual meeting;

3.	attending the annual meeting and voting in person at the meeting; or

4.	if you have instructed a broker to vote your shares, following the directions received from your broker to change those instructions.

Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically request so.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of our common stock entitled to vote must be present in person or represented by proxy. Proxies received but marked as abstentions or containing broker non-votes on a particular matter will be included in the calculation of the number of shares entitled to vote for the purpose of determining the presence of a quorum. A broker non-vote can occur when a broker submits a proxy on certain matters but does not vote on one or more non-routine matters on which the broker is not permitted to exercise voting discretion.

Q:	Who will count the votes?

A:	A representative of Mellon Investor Services, our registrar and transfer agent, will count the votes and act as the judge of election.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the nine nominees who receive the highest number of “FOR” votes at the annual meeting will be elected as directors. A properly executed proxy that withholds authority to vote with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and will not be taken into account in determining the outcome of the election; however, it will be counted for purposes of determining whether there is a quorum.

The other two proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting.

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If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions will have the same effect as negative votes against the proposal.

Q:	What does it mean if I get more than one proxy card or voting instruction form?

A:	It may mean that you have multiple accounts at the transfer agent or hold your shares in more than one brokerage account. Please provide voting instructions for all proxy cards and voting instruction forms that you receive. If you are a shareholder of record, we encourage you to contact our transfer agent to obtain information about how to combine your accounts. You may contact our transfer agent at the following address and telephone numbers:

Safeguard Scientifics, Inc. c/o Mellon Investor Services P. O. Box 3315 South Hackensack, NJ 07606 Toll Free: TDD Hearing Impaired: International:	1-800-526-0801 1-800-231-5469 1-201-329-8660

If you provide Mellon Investor Services with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it may be easier to accomplish this.

If you are a shareholder of record, you also can find information on transferring shares and other useful shareholder information on our transfer agent’s web site at www.melloninvestor.com.

Q:	Are there any expenses associated with collecting the shareholder votes?

A:	We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation. We also have hired Georgeson Shareholder Communications, Inc. (“Georgeson”) to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Georgeson a fee not to exceed $8,500 plus customary costs and expenses for these services. Upon request, we also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to our shareholders.

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Q:	What is a shareholder proposal?

A:	A shareholder proposal is your recommendation or requirement that Safeguard or our Board take action on a matter that you intend to present at a meeting of shareholders. However, under applicable rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:	Can anyone submit a shareholder proposal?

A:	To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q:	If I wish to submit a shareholder proposal for the annual meeting in 2005, what action must I take?

A:	If you wish us to consider including a shareholder proposal in the proxy statement for the annual meeting in 2005, you must submit the proposal, in writing, so that we receive it no later than December 29, 2004. The proposal must meet the requirements established by the Securities and Exchange Commission (“SEC”). The proposal should be sent to:

Safeguard Scientifics, Inc. Attention: Corporate Secretary 800 The Safeguard Building 435 Devon Park Drive Wayne, PA 19087-1945

Our bylaws provide that only proposals included in the proxy statement may be considered at the annual meeting.

Q:	What is “householding” and how may I obtain a separate annual report and proxy statement?

A:	If you and other residents at your mailing address own shares of Safeguard stock in street name, your broker or bank may have notified you that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice is commonly referred to as “householding” and potentially provides extra convenience for shareholders and cost savings for companies. Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your broker or bank will send only one copy of our annual report and proxy statement to your address; however, each shareholder in your household will continue to receive a separate voting instruction form.

If you would like to receive your own set of our annual report and proxy statement in the future, or if you share an address with another Safeguard shareholder and together both of you would like to receive only a single set of Safeguard annual disclosure documents, please contact ADP by telephone at 800-542-1061. Be sure to include your name, the name of your brokerage firm or bank, and your account number. The revocation of your consent to householding should be effective 30 days following its receipt.

If you did not receive an individual copy of this year’s annual report or proxy statement, we will send a copy to you if you address a written request to Safeguard Scientifics, Inc., Attention: Investor Relations, 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945 or call 1-888-733-1200.

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Q:	Can a shareholder nominate someone to be a director of Safeguard?

A:	The policy of the Corporate Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board in substantially the same manner as it considers other Board candidates it identifies. Criteria to be considered in connection with a nominee’s qualifications include, at a minimum, the following: (i) a candidate’s qualification as “independent” under the various standards applicable to the Board and each of its committees; (ii) depth and breadth of experience within Safeguard’s industry and otherwise; (iii) outside time commitments; (iv) special areas of expertise; (v) accounting and finance knowledge; (vi) business judgment; (vii) leadership ability; (viii) knowledge of international markets; (ix) experience in developing and assessing business strategies; (x) corporate governance expertise; (xi) risk management skills; and (xii) for incumbent members of the Board, the past performance of the incumbent director.

Any shareholder nomination must include (i) the nominee’s name, a comprehensive biography of the director nominee, an explanation of why the nominee is qualified to serve as a director and whatever other supporting material the shareholder considers appropriate; (ii) the name, address and telephone number of the shareholder or group of shareholders making the recommendation, proof of Safeguard stock ownership, number of shares and length of time the shares of Safeguard’s voting securities have been beneficially owned by the stockholder or group of stockholders, and a representation that the stockholder or group of stockholders is entitled to and will remain entitled to vote at Safeguard’s next annual meeting; and (iii) a letter from the individual being recommended certifying his or her willingness to serve, if elected, as a director. Recommendations should be directed to:

Chair, Corporate Governance Committee c/o Corporate Secretary Safeguard Scientifics, Inc. 800 The Safeguard Building 435 Devon Park Drive Wayne, PA 19087-1945

Q:	How may I communicate with Safeguard’s Board of Directors or with non-management directors on Safeguard’s Board?

A:	Safeguard’s Audit Committee has established procedures for confidential, anonymous submission of complaints by employees and for receipt, retention and treatment of complaints, from whatever source, received by Safeguard, regarding accounting, internal accounting controls or auditing matters. Any person who desires to contact the Audit Committee may do so by addressing correspondence to the Audit Committee Chair, in care of the Corporate Secretary, at:

Safeguard Scientifics, Inc. 800 The Safeguard Building 435 Devon Park Drive Wayne, PA 19087-1945

All such communications are sent to the Chair of the Audit Committee, and after consultation with the Chair of the Audit Committee, may be sent to the other members of the Audit Committee.

All other communications directed to the Board or any specified director(s) should be addressed in care of the Corporate Secretary at the address noted above. All communications are initially reviewed by the Corporate Secretary. The Chair of the Audit Committee is advised promptly of any

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such communication that alleges misconduct on the part of Safeguard’s management or raises legal, ethical or compliance concerns about Safeguard’s policies or practices.

On a regular basis, the Chair of the Audit Committee receives updates on other communications received from shareholders that raise issues related to the affairs of Safeguard but which do not fall into the two prior categories. The Chair of the Audit Committee determines which of these communications he would like to see. The Corporate Secretary will maintain a log of all such communication which will be available for review upon request of any member of the Board. Typically, we do not forward to our independent directors communications from our shareholders or other communications which are of a personal nature or not related to the duties and responsibilities of the Board, including, without limitation, business plan or other business opportunity submissions, inquiries related to products or services provided by Safeguard’s companies, spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys or polls, business solicitations or advertisements, and any material that relates to improper or irrelevant topics or is unduly hostile, threatening, illegal or similarly unsuitable.

Q:	Who are Safeguard’s largest shareholders?

A:	At December 31, 2003, no shareholder owned more than 5% of our stock. At April 15, 2004, our current directors and executive officers beneficially owned a total of approximately 2.2% of our stock.

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ELECTION OF DIRECTORS

Item 1 on Proxy Card

Directors are elected annually and serve a one-year term. There are nine nominees for election this year. Each nominee is currently serving as a director and has consented to serve until the next annual meeting if elected. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the Board may reduce its size or designate a substitute. If the Board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

The Board recommends a vote FOR each nominee. The nine nominees who receive the highest number of affirmative votes will be elected as directors.

ROBERT E. KEITH, JR. Age 62	Director since 1996

Mr. Keith was appointed chairman of the board of Safeguard in October 2001, prior to which he served as vice chairman since February 1999. Mr. Keith also served as a member of the office of the chief executive of Safeguard from April 2001 to October 2001. Mr. Keith has been a managing director of TL Ventures and its predecessor funds since 1988. He served as president from 1991 to December 2002, and as chief executive officer from February 1996 to December 2002, of Technology Leaders Management, Inc., a private equity capital management company. Mr. Keith is also a senior adviser to, and co-founder of, EnerTech Capital Partners, a private equity fund that targets technology companies that benefit from deregulation of the utility industry. Mr. Keith is a director of Internet Capital Group, Inc.

ANTHONY L. CRAIG Age 58	Director since 2001

Mr. Craig became president and chief executive officer of Safeguard in October 2001. Before joining Safeguard, Mr. Craig was chief executive officer from December 1999 to October 2001 and remains chairman of Arbinet-thexchange, a leading online trading exchange for the telecommunications industry. Before Arbinet, he served as president and chief executive officer of Global Knowledge Network, a premier provider of technology learning services, from January 1997 to December 1999. Mr. Craig has also served as corporate vice president for Digital Equipment Corporation, senior vice president for Oracle Systems Corporation, and president and chief executive officer of Prime Computer. Mr. Craig has also held the positions of vice president of General Electric Company and president and chief executive officer of GE Information Services, as well as a series of executive assignments internationally at IBM Corporation. Mr. Craig is a director of ChromaVision Medical Systems, Inc. and CompuCom Systems, Inc.

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JULIE A. DOBSON Age 47	Director since 2003

Ms. Dobson served as chief operating officer, from 1998 until February 2002, of TeleCorp PCS, a wireless/mobile phone company that was acquired by AT&T Wireless in late 2001. From 1997 to 1998, Ms. Dobson was president of Bell Atlantic’s New York/ New Jersey Metro Region mobile phone operations. Prior to that time, Ms. Dobson served in a number of executive positions during her 18-year career with Bell Atlantic, including sales, operations, and strategic planning and development in the CEO’s office. Ms. Dobson is a director of PNM Resources Inc. and LCC International, Inc.

ANDREW E. LIETZ Age 65	Director since 2003

Mr. Lietz is managing director of Rye Capital Management, a company he founded in 2001 to provide capital and professional services to pre-IPO stage companies. From late 2000 until mid-2002, he served as executive chairman of Clare Corporation, a designer and manufacturer of integrated circuits, solid-state relays and electronic switches, which was acquired by Ixys Corporation. Prior to his tenure with Clare, Mr. Lietz served as president and chief executive officer of Hadco Corporation, a global manufacturer of electronic interconnect products and services, a position which he held since 1995, and served in several other executive positions during his 16-year career with Hadco. Prior to joining Hadco, Mr. Lietz served in a variety of positions at IBM Corporation. Mr. Lietz is a director of Amphenol Corporation, Omtool Corporation and DDi Corp. and is a member of the Board of Trustees of the University System of New Hampshire.

GEORGE MACKENZIE Age 55	Director since 2003

Mr. MacKenzie served from September 2001 until June 2002 as executive vice president and chief financial officer of Glatfelter Co., a paper manufacturer. Prior to that time, Mr. MacKenzie had retired in June 2001 as vice chairman and chief financial officer of Hercules, Incorporated, a global manufacturer of chemical specialties. Mr. MacKenzie’s 22-year career with Hercules culminated in his role as vice chairman and chief financial officer, the latter a position which he held since 1995. Mr. MacKenzie is a director of C&D Technologies, Inc. and Central Vermont Public Service Corporation.

JACK L. MESSMAN Age 64	Director since 1994

Mr. Messman is chairman of the board, president and chief executive officer of Novell, Inc., a leading provider of information solutions that deliver secure identity management, Web application development and cross-platform networking services. Mr. Messman previously served as chief executive officer and president of Cambridge Technology Partners (Massachusetts), Inc., an e-business systems integration company, from August 1999 until its acquisition by Novell in July 2001. From April 1991 until August 1999, Mr. Messman was chairman and chief executive officer of Union Pacific Resources Group Inc., an independent oil and gas exploration and production company. From May 1988 to April 1991, Mr. Messman was chairman and chief executive officer of USPCI, Inc., Union Pacific’s environmental services company. Mr. Messman is a director of RadioShack Corporation and Timminco Limited.

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JOHN W. PODUSKA, SR., Ph.D. Age 66	Director since 1987

Dr. Poduska is an independent business consultant. From January 1992 until December 2001, he served as chairman of Advanced Visual Systems, Inc., a provider of visualization software and solutions. Before 1992, Dr. Poduska was president and chief executive officer of Stardent Computer, Inc, a computer manufacturer, from December 1989 to December 1991. From December 1985 to December 1989, Dr. Poduska was founder, chairman and chief executive officer of Stellar Computer, Inc., a computer manufacturer and the predecessor of Stardent Computer, Inc. Dr. Poduska is a director of Novell, Inc. and Anadarko Petroleum Corporation.

ROBERT RIPP Age 62	Director since 2003

Mr. Ripp is currently chairman of the board of LightPath Technologies, Inc., a fiber optic component manufacturer. Mr. Ripp is retired chairman and chief executive officer of AMP Incorporated. Mr. Ripp held several executive positions at AMP, including chief financial officer from April 1994 to January 1998, executive vice president of sales and marketing from January 1998 to July 1998, and chairman and chief executive officer from August 1998 until the company was sold in May 1999. Prior to joining AMP, Mr. Ripp was employed for 29 years with IBM Inc. He held a number of financial positions and retired from IBM in April 1993 as vice president and treasurer. Mr. Ripp is a director of ACE Ltd. and PPG Inc.

JOHN J. ROBERTS Age 59	Director since 2003

Mr. Roberts retired in June 2002 as a global managing partner and a member of the Leadership Team of PricewaterhouseCoopers, completing a 35-year career with the professional services firm. Mr. Roberts is a C.P.A. and served in a variety of client service and operating positions during his career. He is a director of Armstrong Holdings, Inc., a trustee of Pennsylvania Real Estate Investment Trust and a trustee of Drexel University.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We have long believed that good corporate governance is important to ensure that Safeguard is managed for the long-term benefit of our shareholders and to maintain Safeguard’s integrity in the marketplace. Safeguard’s Statement on Corporate Governance, Code of Conduct and committee charters referenced below are available through the Corporate Governance link on Safeguard’s website at http://www.safeguard.com/investors/ and, upon a shareholder’s written request directed to the Corporate Secretary, in print. The Statement on Corporate Governance also is attached to this proxy statement as Appendix A. The Code of Conduct is applicable to all employees of Safeguard, including each of Safeguard’s executive and financial officers, and the members of our Board of Directors. Safeguard intends to post amendments to or waivers from our Code of Conduct (to the extent applicable to Safeguard’s directors or executive officers) at this same location on our website.

Board Independence: The Board has affirmatively determined that each of the current directors standing for re-election, except Robert E. Keith, Jr., chairman of the Board and Anthony L. Craig, president and chief executive officer, has no material relationship with Safeguard (either directly or through Safeguard’s relationship with an organization of which the director is a partner, shareholder or officer) and is independent within the meaning of Safeguard’s director independence standards, which reflect the New York Stock Exchange (“NYSE”) director independence standards as currently in effect. The Statement on Corporate Governance attached as Appendix A addresses the director independence standards.

Board Compensation: Directors employed by Safeguard receive no additional compensation for serving on the Board or its committees. Mr. Craig is the only employee of Safeguard who is a member of the Board. During 2003, non-employee directors received the following compensation:

•	$25,000 annually, or $75,000 in the case of the chairman of the Board;

•	$5,000 annually for chairing a committee;

•	$2,000 for each Board meeting attended in person;

•	$1,500 for each committee meeting attended in person;

•	$500 for each Board or committee meeting attended by telephone; and

•	reimbursement of out-of-pocket expenses.

For 2004, the annual retainer has been increased to $35,000, or $85,000 in the case of the chairman of the Board, and the fee for each Board or committee meeting attended by telephone has been increased to $2,000 and $1,500, respectively. Safeguard does not provide retirement benefits to directors under any current program.

The Group Deferred Stock Unit Program for Directors (“Directors’ DSU Program”) allows each director, at his or her election, to receive a deferred stock unit award in lieu of the annual retainer fees paid to directors (“Directors’ Fees”). The election to defer Directors’ Fees applies to Directors’ Fees to be received for the following calendar year and a new election is required for each year. The number of deferred stock units awarded is determined by dividing the Directors’ Fees by the fair market value of Safeguard’s stock on the date on which the director would have otherwise received the Directors’ Fees. At the same time, the director also would receive a number of matching share units, based on the same fair market value calculation, equal to 25% of the Directors’ Fees. A director is always 100% vested in Directors’ Fees deferred; the matching share units vest 100% on the first anniversary of the date the matching share units are credited to the director’s account. To date, no director has elected to participate in the Directors’ DSU Program.

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Each director who is not an employee of Safeguard receives an initial option grant to purchase 50,000 shares of Safeguard common stock upon initial election to the Board. Each of these directors also receives an annual option grant to purchase 15,000 shares. Directors’ options generally have an eight-year term. Initial option grants generally vest 25% each year starting on the first anniversary of the grant date. Annual stock option grants generally vest 100% on the first anniversary of the grant date. The exercise price is equal to the fair market value of a share of our common stock on the grant date.

In February 2003, Ms. Dobson and Messrs. MacKenzie and Roberts each received an initial option grant to purchase 50,000 shares at a per share exercise price of $1.27; in April 2003, Mr. Lietz received an initial option grant to purchase 50,000 shares at a per share exercise price of $1.735; and in May 2003, Mr. Ripp received an initial option grant to purchase 50,000 shares at a per share exercise price of $1.965. Each of the initial option grants has an eight-year term and vests 25% each year commencing on the first anniversary of the grant date.

In December 2003, each non-employee director received the annual service option grant to purchase 15,000 shares. These options have a per share exercise price of $3.56, an eight-year term, and vest 100% on the first anniversary of the grant date.

Board Structure and Committee Composition: As of the date of this proxy statement, Safeguard’s Board has ten members, one of whom will be retiring as of the date of our annual meeting, and four standing committees. The Board held 10 meetings in 2003. Each incumbent director attended at least 75% of the total number of meetings of the Board and committees of which he or she was a member. Directors are encouraged to attend annual meetings of Safeguard shareholders. Seven directors attended the last annual meeting of shareholders. In addition, under Safeguard’s Statement on Corporate Governance and in accordance with NYSE listing standards, non-employee directors will have an opportunity to meet in executive session at each regularly scheduled Board meeting, outside of the presence of any management directors and any other members of Safeguard’s management who may otherwise be present; and during at least one session per year, only independent directors may be present. The chair of the Corporate Governance Committee will preside at the executive sessions. The table below describes the membership of each of the standing committees during 2003 and the number of meetings held by each of these committees during 2003.

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Corporate
	Acquisition(1)		Audit(2)		Compensation(3)		Governance(4)
Number of Meetings held in 2003	2		7		9		5
Anthony L. Craig	✓
Julie A. Dobson			✓		✓		(X	)
Robert E. Keith, Jr.	✓	*
Andrew E. Lietz			✓				✓
George MacKenzie	✓		✓	*	(X	)
Jack L. Messman			(X	)			✓	*
Russell E. Palmer †			(X	)
John W. Poduska, Sr.	(X	)	(X	)	✓	*
Robert Ripp	✓						✓
John J. Roberts			✓		✓		(X	)

* = Chairperson      ✓ = Committee Member      (X) = Former Committee Member
† = Retiring as of the date of the annual meeting

(1)	Acquisition Committee: Dr. Poduska served as a member of this committee until July 2003. Messrs. Ripp and MacKenzie were appointed to this committee in July 2003 and October 2003, respectively.

(2)	Audit Committee: Mr. Palmer served as chair and a member of this committee until May 2003; Messrs. Messman and Poduska served as members of this committee until July 2003, at which time Ms. Dobson and Mr. Lietz were appointed.

(3)	Compensation Committee: Mr. MacKenzie served as a member of this committee until July 2003, at which time Mr. Roberts was appointed.

(4)	Corporate Governance Committee: Ms. Dobson and Mr. Roberts served as members of this committee until July 2003, at which time Mr. Ripp was appointed.

Audit Committee. The functions of the Audit Committee are described under the heading “Audit Committee Report.” The Audit Committee Charter is attached to this proxy statement as Appendix B and also is available through the Corporate Governance link on Safeguard’s website at http://www.safeguard.com/investors/. Each member of the committee meets the independence requirements established by rules of the SEC, the listing standards of the NYSE and Safeguard’s Statement on Corporate Governance. Messrs. MacKenzie and Roberts qualify as “audit committee financial experts” within the meaning of the SEC regulations, and the Board has determined that they have accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

Corporate Governance Committee. The Corporate Governance Committee is responsible for establishing criteria for the selection of directors, considering qualified Board candidates recommended by shareholders, and recommending to the Board the nominees for director, including nominees for director in connection with Safeguard’s annual meeting of shareholders. In addition, the committee conducts annual evaluations of the Board, its committees and its members. The committee also is responsible for taking a leadership role in shaping Safeguard’s corporate governance policies and developing and recommending to the Board Safeguard’s Statement on Corporate Governance and Safeguard’s Code of Conduct. The committee operates under a written charter adopted by the Board which is available through the Corporate Governance link on Safeguard’s website at http://www.safeguard.com/investors/. Each member of the committee is independent within the meaning of the listing standards of the NYSE and Safeguard’s Statement on Corporate Governance.

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Compensation Committee. The functions of the Compensation Committee are described under the heading “Report of the Compensation Committee on Executive Compensation.” The committee operates under a written charter adopted by the Board which is available through the Corporate Governance link on Safeguard’s website at http://www.safeguard.com/investors/. Each member of the committee is independent within the meaning of the listing standards of the NYSE and Safeguard’s Statement on Corporate Governance.

Acquisition Committee. The Board has delegated to the Acquisition Committee the authority to approve, between regularly scheduled Board meetings, the following transactions:

•	follow-on investments in existing companies and investments in related companies involving an amount between $5 million and $20 million;

•	divestitures of existing companies involving an amount between $5 million and $20 million; and

•	new investments in an amount up to $10 million.

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ADOPTION OF THE 2004 EQUITY COMPENSATION PLAN

Item 2 on Proxy Card

Background

On April 6, 2004, the Board of Directors approved the adoption of the 2004 Equity Compensation Plan (“2004 Plan”), subject to approval by Safeguard shareholders. If the 2004 Plan is approved by Safeguard shareholders, 6,000,000 shares of common stock will be reserved for issuance under the 2004 Plan. The affirmative vote of a majority of the shares present and entitled to vote on this proposal will be required for approval of the 2004 Plan.

Equity grants are a valuable component of our total compensation philosophy that is designed to provide us an edge in recruiting and retaining the caliber of employees and non-employee members of our Board of Directors essential for achievement of our principal mission of creating long-term shareholder value. Unlike many companies, our equity grants are not limited to a select group of top management, but rather are spread among all levels of the organization, including certain management at our strategic companies. This helps to align the interest of the employees of Safeguard and our strategic companies with those of our shareholders.

At April 15, 2004, our 2001 Associates Equity Compensation Plan (the “2001 Plan”), which does not permit grants to executive officers or directors, had approximately 1.1 million shares available for future issuance. Our 1999 Equity Compensation Plan (“1999 Plan”), which is the only existing plan under which grants may be made to executive officers and directors, only had approximately 2.0 million shares available for future issuance on April 15, 2004. Without the adoption of the 2004 Plan, Safeguard believes that the number of shares currently available for issuance under our existing plans will only be sufficient to cover projected awards for approximately the next 12 months. Safeguard believes that the 6,000,000 shares of common stock that will be available under the 2004 Plan, as well as any shares remaining available for grant under our other equity compensation plans, should provide sufficient shares for market-competitive grant levels to eligible participants over the next several years.

The shares that will be authorized for issuance under the 2004 Plan are necessary to ensure that Safeguard will continue to be able to make equity grants as incentives to recruit and retain those individuals upon whose efforts Safeguard and our strategic companies rely for the success, development and growth of our business. If the 2004 Plan is not approved, Safeguard will not be able to grant any awards to eligible participants once all the shares reserved for issuance under the 1999 Plan and the 2001 Plan have been used. Safeguard believes that the inability to grant sufficient equity incentives will significantly impair our ability to be competitive with the companies with which Safeguard and its subsidiaries compete for top talent.

At April 15, 2004, there were 9,787,225 shares subject to outstanding stock options, 1,494,375 shares underlying outstanding deferred stock units, 223,320 shares subject to unvested restricted stock awards, and 3,106,676 shares remaining available for future grant. In total, this represents 10.9% of the outstanding stock of Safeguard on a fully diluted basis. Our compensation consultant has advised us that based on recognized benchmarks and surveys they have reviewed, this percentage is significantly less than comparables of 15% or more for other small cap or information technology companies. Furthermore, included in this calculation are a total of 1,938,144 shares subject to outstanding options that will expire by the end of 2004. These options, which have a per share exercise price in excess of $8.00, were granted under plans which have since been terminated or individual agreements. Hence, if these options expire unexercised, the shares will not be available for reissuance. After taking into

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consideration the likely expiration without exercise of those 1,938,144 options and addition of the 6,000,000 shares that will be reserved for issuance under the 2004 Plan, total outstanding grants and shares available for future issuance under all of Safeguard’s equity compensation plans will represent approximately 13.5% of our outstanding shares on a fully diluted basis. THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE 2004 PLAN.

A copy of the 2004 Plan was filed electronically with the SEC with this proxy statement. The following is a summary of the principal features of the 2004 Plan and is qualified in its entirety by reference to the full text of the 2004 Plan.

Purpose of the 2004 Plan

The 2004 Plan provides the employees of Safeguard and its affiliated entities, individuals to whom an offer of employment has been extended, non-employee directors, and advisors who perform services at Safeguard’s request with an opportunity to receive grants of stock appreciation rights, stock options, stock units, performance units, stock awards, dividend equivalents and other stock-based awards. The purpose of the 2004 Plan is to encourage participants to contribute materially to Safeguard’s growth, thereby benefiting Safeguard’s shareholders and aligning the economic interests of the participants with those of our shareholders.

Shares Subject to the 2004 Plan

The 2004 Plan authorizes the issuance of up to 6,000,000 shares of Safeguard common stock, subject to adjustment as discussed below. The 2004 Plan provides for the following maximum limits for grants to any individual during any calendar year: (i) the maximum number of shares subject to grants is 1,500,000; (ii) the maximum dividend equivalents that may accrue may not exceed $500,000; and (iii) the maximum amount payable for grants expressed in dollar amounts is $1,000,000. These limits will be adjusted by the Committee for stock splits, stock dividends, recapitalizations, mergers, consolidations or reorganizations, a reclassification or change in the par value of our stock, or other similar transactions affecting our stock.

Shares used to make grants may be issued directly by us or purchased on the open market and then transferred to participants by us. If and to the extent options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any stock appreciation rights, stock units, performance units, stock awards, dividend equivalents or other stock-based awards are forfeited or terminated, the shares subject to such grants shall again be available for purposes of the 2004 Plan. Shares of stock surrendered in payment of the option price of an option or any withholding taxes shall again be available for issuance or transfer under the 2004 Plan. To the extent any grants are paid in cash and not in shares of stock, any shares previously reserved for issuance or transfer under the 2004 Plan with respect to such grants shall again be available for issuance or transfer under the 2004 Plan.

No grants have been made under the 2004 Plan, and there are no current plans to authorize any specific grants under the 2004 Plan. The closing price of a share of Safeguard common stock on April 15, 2004, was $3.46.

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Administration of the 2004 Plan

The Compensation Committee administers the 2004 Plan. An administrative committee comprised of Safeguard employees appointed by the Committee performs ministerial functions.

The Committee has the sole authority to administer and interpret the 2004 Plan, and the Committee’s determinations relating to the interpretation and operation of the 2004 Plan shall be conclusive and binding on all persons having interest in the 2004 Plan or in any awards granted under the 2004 Plan. Specifically, the Committee is authorized to:

•	determine the individuals to whom grants will be made;

•	determine the type, size and terms of the grants;

•	determine the time grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability;

•	determine the form and timing of payment under grants; and

•	make factual determinations and adopt or amend appropriate rules, regulations, agreements, and instruments for implementing the 2004 Plan and the conduct of its business.

Eligibility and Award Estimates

All employees of Safeguard and its affiliated companies (including employees who are officers or members of the Board), individuals to whom we have offered employment, non-employee directors, and certain advisors are eligible to receive grants under the 2004 Plan. Because the granting of awards under the 2004 Plan is at the discretion of the Committee, it is not possible to indicate which persons may receive grants under the 2004 Plan or to estimate the number of shares which may be subject to grants awarded under the 2004 Plan.

Type of Awards

Grants under the 2004 Plan may consist of the following:

•	stock appreciation rights;

•	incentive stock options;

•	nonqualified stock options;

•	stock units;

•	performance units;

•	stock awards;

•	dividend equivalents; or

•	other stock-based awards.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SARs”). A SAR gives a participant the right to receive the appreciation in the value of Safeguard stock over a specified period of time. The amount of this benefit is equal to the difference between the fair market value of the stock on the exercise date and the base amount of the SAR. Generally, the base amount of a SAR is equal to the per share exercise price of the related stock option or, if there is no related option, the fair market value of a share of Safeguard common stock on the date the SAR is granted. The Committee may pay this benefit in cash, in stock, or a combination of cash and stock.

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The Committee may grant SARs separately or in tandem with a stock option. SARs may be granted when the stock option is granted or later while it remains outstanding, although in the case of an incentive stock option, SARs may be granted only at the time the option is granted. Upon the exercise of a tandem SAR, the related stock option terminates to the extent of an equal number of shares. SARs shall be subject to such vesting and other restrictions specified by the Committee, and the Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs generally may only be exercised while the participant is employed by or providing services to Safeguard or during an applicable period after termination of employment.

Stock Options

Grant of Stock Options. The Committee may grant incentive stock options or nonqualified stock options, or any combination of the two; however, incentive stock options may be granted only to employees of Safeguard or its subsidiaries.

Option Price. The option exercise price is determined by the Committee at the time of grant and may be equal to or greater than the fair market value on the grant date. Historically, stock options have been granted with an exercise price equal to the fair market value of the shares on the grant date.

Term and Exercisability of Stock Options. At the time of grant, the Committee in its sole discretion will determine when stock options are exercisable and when they expire. The Committee has the authority to accelerate vesting at any time for any reason. The Committee may allow an option to be exercised at a time prior to the time at which the option would otherwise be fully exercisable, in which event the participant would receive restricted shares or be granted interests in restricted shares in a book entry system.

Exercise of Options. A participant may exercise an option by delivering notice of exercise to Safeguard together with payment of the exercise price for the option. The exercise price may be paid in any of the following ways:

•	in cash;

•	by delivering shares of Safeguard common stock already owned by the participant having a fair market value equal to the exercise price or by attestation to ownership of shares of stock having a fair market value equal to the exercise price, provided the tendered shares have been held by the participant long enough to avoid adverse accounting consequences to Safeguard;

•	by “cashless exercise” of a stock option effected by delivering a notice of exercise to Safeguard and a securities broker with instructions to the broker to deliver to Safeguard out of the sale proceeds the amount necessary to pay the exercise price; or

•	any other method of payment the Committee may approve.

Termination of Stock Options as a Result of Termination of Employment, Disability or Death. Generally, except as provided in the grant instrument or as otherwise may be determined by the Committee, an option may only be exercised while a participant is employed by or providing service to Safeguard or during an applicable period after termination of employment.

Stock Units

The Committee may grant stock units to an employee, non-employee director or advisor representing a right to receive a share of stock or an amount based on the value of a share of stock. The Committee

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shall determine the number of stock units to be granted and shall establish the terms and conditions for payment of stock units. Unless the Committee provides for a complete or partial exception, stock units are forfeited if the participant’s employment or service to Safeguard is terminated or if other conditions of the grant are not met. The Committee may grant stock units contingent upon the participant’s taking certain specified actions as the Committee sees fit, including, but not limited to, deferral of compensation by the participant.

Performance Units

The Committee may grant performance units to an employee or non-employee director representing a right to receive a share of stock or an amount based on the value of a share of stock if specified performance goals are met. The Committee shall determine the number of performance units to be granted and shall establish the performance goals and other conditions for payment of performance units. Unless the Committee provides for a complete or partial exception, performance units are forfeited if the participant’s employment or service to Safeguard is terminated or if conditions of the grant are not met.

Stock Awards

The Committee may issue or transfer shares pursuant to a stock award to an employee or non-employee director which may be subject to restrictions which lapse over a period of time or according to other criteria established by the Committee. The Committee shall determine whether a stock award will be granted, the number of shares that will be awarded, the consideration to be paid for the shares, if any, the restrictions applicable to the stock award, and when and how the restrictions will lapse. Unless the Committee provides for a complete or partial exception, stock awards as to which the restrictions have not lapsed are forfeited if the participant’s employment or service to Safeguard is terminated or if other conditions of the grant are not met. Until the restrictions on transfer have lapsed, a participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of restricted stock. The Committee shall determine to what extent and under what conditions a participant shall have the right to vote shares and receive any dividends or other distributions paid on the shares during the restriction period.

Dividend Equivalents

The Committee may grant dividend equivalents in connection with grants under the 2004 Plan subject to such terms and conditions, including the achievement of performance goals, as the Committee deems appropriate. Dividend equivalents, which may be accrued as a cash obligation, converted to stock units, or paid in stock, may be paid to participants currently or may be deferred. The Committee shall determine whether dividend equivalents will accrue interest. The Committee may provide that a participant may use dividend equivalents to pay the option price.

Other Stock-Based Grants

The Committee may grant other awards that are based on, measured by or payable in stock to employees or non-employee directors on such terms and conditions as the Committee deems appropriate.

Qualified Performance-Based Compensation

The Committee may determine that stock units, performance units, stock awards, stock appreciation rights, dividend equivalents and other stock-based grants granted to an employee shall be considered qualified performance-based compensation. For grants that are intended to be qualified as performance-

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based compensation, the Committee must establish objective performance goals that must be met, the period during which performance will be measured, the maximum amounts that may be paid if the performance goals are met, and any other conditions that the Committee deems appropriate and consistent with the 2004 Plan and legal requirements. The Committee will establish the performance goals, in writing, at the beginning of the performance period, or during a period that is no later than the earlier of either 90 days after the beginning of the performance period or the date on which 25% of the performance period has been completed, or such other date that is permitted under the Internal Revenue Code. The performance goals will be based on objectively determinable criteria, either in absolute terms or in comparison to publicly available industry standards or indices, such as earnings, revenue, operating margins and statistics, operating or net cash flows, financial return and leverage ratios, total shareholder returns, market share, or strategic business criteria consisting of one or more penetration goals, geographic business expansion goals, cost targets, customer satisfaction goals, product development goals, goals relating to acquisitions or divestitures, or any other objective measure derived from any of the foregoing criteria. The performance goals may relate to the participant’s business unit or the performance of Safeguard as a whole, or any combination of the foregoing. The Committee shall certify and announce the results for each performance period immediately following the announcement of Safeguard’s financial results for the performance period. If the performance goals are not met, the grants subject to such performance goals will be forfeited. The Committee may provide that grants shall be payable or restrictions shall lapse, in whole or in part, in the event of a participant’s death or disability during the performance period, a change of control or under other circumstances consistent with the Treasury regulations and rulings under Code Section 162(m).

Deferrals

The Committee may permit or require a participant to defer receipt of the payment of cash or delivery of shares that would otherwise be due to a participant in connection with any grant upon such terms and conditions as the Committee establishes.

Termination or Amendment

The Board may amend or terminate the 2004 Plan at any time, provided, however, that the Board shall not amend the 2004 Plan without approval of the shareholders if such approval is required to comply with the Internal Revenue Code or applicable laws or with applicable stock exchange requirements. The 2004 Plan will terminate on April 5, 2014 unless terminated earlier by the Board or extended by the Board with the approval of the shareholders. Grants made prior to termination will remain in effect after termination of the 2004 Plan unless the participant consents or unless the Committee revokes or amends a grant in accordance with the terms of the 2004 Plan. The termination of the 2004 Plan will not impair the power and authority of the Committee with respect to outstanding grants.

Adjustment Provisions

The Committee will adjust the number and exercise price of outstanding grants, as well as the number and kind of shares available for grants and individual limits for any single participant under the 2004 Plan, to appropriately reflect any of the following events:

•	a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares;

•	a merger, reorganization or consolidation;

•	a reclassification or change in par value;

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•	any other extraordinary or unusual event affecting the outstanding common stock as a class without Safeguard’s receipt of consideration; or

•	a substantial reduction in the value of outstanding shares of common stock as a result of a spinoff or Safeguard’s payment of an extraordinary dividend or distribution.

Change of Control

Subject to certain exclusions specified in the 2004 Plan, a change of control means the first to occur of any of the following events: (i) an acquisition by any individual, entity or group of beneficial ownership of 20% of more of either the then outstanding shares of Safeguard common stock or the combined voting power of the then outstanding voting securities of Safeguard entitled to vote in the election of directors; (ii) a change in the composition of the Board such that the individuals who constitute the incumbent Board at the effective date of the 2004 Plan cease to constitute at least a majority of the Board; or (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Safeguard.

Upon a change of control, unless the Committee determines otherwise, (i) Safeguard will provide each participant who holds outstanding grants with written notice of the change of control; (ii) all outstanding options will become fully exercisable; (iii) the restrictions and conditions on all outstanding stock awards will lapse; (iv) all stock units and performance units will become payable in cash or in stock in an amount not less than the fair market value of the stock to which the units relate; and (v) dividend equivalents and other stock-based awards will become payable in full, in cash or in stock, in amounts determined by the Committee.

Upon a change of control where Safeguard is not the surviving corporation, or survives only as a subsidiary of another corporation, all outstanding stock options and SARs that are not exercised will be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation) and other outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Alternatively, in the event of a change of control, the Committee may take any of the following actions with respect to any or all outstanding grants without the consent of the participant: (i) require that participants surrender outstanding options and SARs in exchange for payment in cash or stock, as determined by the Committee, in an amount by which the then fair market value of the underlying stock exceeds the exercise price of the options or the base amount of the SARs, if any; (ii) after giving participants an opportunity to exercise the options and SARs, terminate outstanding options and SARs, at such time as the Committee deems appropriate or (iii) with respect to participants holding stock units, performance units, dividend equivalents or other stock-based awards, deliver to participants a payment in settlement of such awards in such amount and form as the Committee may determine.

Federal Income Tax Consequences

The current federal income tax treatment of grants under the 2004 Plan is generally described below. This is not a complete description of tax consequences. Local, state and other taxing authorities also may tax grants under the 2004 Plan, and there may be different tax consequences under certain circumstances.

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Incentive Stock Options

There generally are no federal income tax consequences to a participant or to Safeguard upon the grant of an incentive stock option.

A participant will not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient’s alternative minimum taxable income.

A participant will recognize income when he or she sells stock acquired upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are disposed of after two years from the date the option was granted and after one year from the date the shares were transferred upon the exercise of the option, the participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. Safeguard will not be entitled to any corresponding tax deduction.

If a participant disposes of the shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a disqualifying disposition), any gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the sale price, if less) and the exercise price. Safeguard generally will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be a long-term or short-term capital gain, depending upon the length of time the shares were held before the disposition.

Nonqualified Stock Options

A participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our stock on the date of exercise over the option price. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, Safeguard will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

Upon the sale of the shares acquired by the exercise of a nonqualified stock option, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant’s adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the nonqualified stock options).

Stock Units and Performance Units

A participant who receives a stock unit or performance unit will not recognize taxable income until the unit is paid to the participant. When the unit is paid, the participant will recognize ordinary income in an amount equal to the fair market value of the stock and cash, if any, paid to the participant. Safeguard generally will be entitled to a business expense deduction in the same amount.

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Stock Awards

A participant who receives a stock award generally will not recognize taxable income until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when a stock award is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. Safeguard generally will be entitled to a corresponding business expense deduction in the year in which the participant recognizes ordinary income.

Dividend Equivalents and Other Stock-Based Grants

A participant will recognize ordinary income when dividend equivalents and other stock-based awards are paid to the participant, in an amount equal to the cash and the fair market value of any shares paid to the participant. Safeguard generally will be entitled to a corresponding business expense deduction when the participant recognizes ordinary income.

Stock Appreciation Rights

A participant generally will not recognize any income upon the grant of SARs. Upon exercise of a SAR, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, Safeguard will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Tax Withholding

All grants under the 2004 Plan are subject to applicable tax withholding requirements. We have the right to deduct from all grants paid in cash, or from other wages paid to a participant, any taxes required by law to be withheld with respect to the grant. If grants are paid in shares of common stock, we may require a participant to pay the amount of any taxes that we are required to withhold or may deduct the amount of withholding taxes from other wages paid to the participant. If approved by the Committee, the income tax withholding obligation with respect to grants paid in common stock may be satisfied by having shares withheld up to an amount that does not exceed the participant’s minimum marginal tax rate for federal (including FICA), state and local tax liabilities. The Committee also may permit a participant to tender other shares to supplement such withholding.

Million Dollar Deduction Limit

The Internal Revenue Service limits our ability to deduct compensation of more than $1 million that is paid to an individual who, on the last day of the taxable year, is either our chief executive officer or is among one of the four other most highly compensated officers for that taxable year as reported in our proxy statement. This limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. Grants of stock options and SARs generally will meet the requirements of “performance-based compensation.” Stock awards, stock units and dividend equivalents generally will not qualify as, and performance units may not qualify as, “performance-based compensation.”

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Securities Authorized for Issuance Under Equity Compensation Plans

Our equity compensation plans provide a broad-based program designed to attract and retain talent while creating alignment with the interests of our shareholders. Employees at all levels participate in our equity compensation plans. In addition, members of our Board receive stock options for their service on our Board.

Our Board is authorized to administer our equity compensation plans, adopt, amend and repeal the administrative rules relating to the plans, and interpret the provisions of the plans. Our Board has delegated to the Compensation Committee authority to administer our equity compensation plans.

Our Compensation Committee has the authority to select the recipients of grants under our equity compensation plans and determine the terms and conditions of the grants, including but not limited to (i) the number of shares of common stock covered by such grants, (ii) the type of grant, (iii) the dates upon which such grants vest (which is typically 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter), (iv) the exercise price of options (which is typically equal to the fair market value of the shares on the grant date) or the consideration to be paid in connection with restricted stock or other stock-based grants (which may be no consideration), and (iv) the term of the grant.

The 2001 Plan provides for the grant of nonqualified stock options, stock appreciation rights, restricted stock, performance units, and other stock-based awards to employees, consultants or advisors of Safeguard and its subsidiaries, provided that no grants can be made under this plan to executive officers and directors of Safeguard. Under the NYSE rules that were in effect at the time this plan was adopted in 2001, shareholder approval of the plan was not required. This plan is administered by the Compensation Committee which, as described above, has the authority to issue equity grants under the 2001 Plan and to establish the terms and conditions of such grants. Except for the persons eligible to participate in the 2001 Plan and the inability to grant incentive stock options under the 2001 Plan, the terms of the 2001 plan are the same as the 1999 Plan that was approved by the shareholders at Safeguard’s 1999 annual meeting of shareholders

A total of 5,400,000 shares of our common stock are authorized for issuance under the 2001 Plan. At December 31, 2003, 3,199,055 shares were subject to outstanding options, 920,381 shares were available for future issuance, and 1,280,564 shares have been issued under the 2001 Plan. If any option granted under the 2001 Plan expires or is terminated, surrendered, canceled or forfeited, or if any shares of restricted stock, performance units or other stock-based grants are forfeited, the unused shares of common stock covered by such grants will again be available for grant under the 2001 Plan.

Our Board is authorized to make appropriate adjustments in connection with the 2001 Plan to reflect any stock split, stock dividend, recapitalization, liquidation, spin-off or other similar event. The 2001 Plan also contains provisions addressing the consequences of any Reorganization Event or Change in Control (as such terms are defined in the 2001 Plan). If a Reorganization or Change of Control Event occurs, unless the Compensation Committee determines otherwise, all outstanding options and stock appreciation rights (SARs) that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent of the surviving corporation), and other outstanding grants will be converted to similar grants of the surviving corporation or a parent of the surviving corporation). Notwithstanding that provision, the Compensation Committee has the authority to take one or both of the following actions: (i) require that grantees surrender their outstanding options and SARs in exchange for a payment by Safeguard, in cash or company stock as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the shares of company stock subject

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to the unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable, or (ii) after giving grantees an opportunity to exercise their outstanding options and SARs or otherwise realize the value of all of their other grants, terminate any or all unexercised options, SARs and grants at such time as the Compensation Committee deems appropriate.

The following table provides information as of December 31, 2003 about the securities authorized for issuance under our equity compensation plans. Additionally, this table contains information about an individual arrangement entered into outside of the equity plans with a former officer providing for the award of an option to purchase shares of our common stock.

Equity Compensation Plan Information

			Number of securities
			remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)(1)	(c)
Equity compensation plans approved by security holders(2)	7,704,719	$10.4501	2,573,332
Equity compensation plans not approved by security holders(3)	3,499,055	$3.5306	920,381

Total	11,203,774	$8.1039	3,493,713

(1)	The weighted average exercise price calculation excludes the 884,375 shares underlying outstanding deferred stock units included in column (a) that were issued for no consideration.

(2)	Represents awards granted under the 1990 Stock Option Plan, the 1999 Equity Compensation Plan and the Non-Employee Directors Plan and includes 884,375 shares underlying deferred stock units outstanding at December 31, 2003. Deferred stock units are issued for no consideration and are payable in stock, on a one-for-one basis. Payments in respect of the deferred stock units are distributable not earlier than one year after vesting. The value of the 884,375 deferred stock units was $1.55 million based on the fair value of the stock on the grant date. The deferred stock units vest over a period of two to four years.

(3)	Includes awards granted under the 2001 Plan and the non-plan option granted to Harry Wallaesa in March 1999 to purchase 300,000 shares of our common stock at an exercise price of $12.3542 per share. The shares subject to this non-plan option were fully vested in accordance with Mr. Wallaesa’s separation agreement and will remain exercisable until October 12, 2004.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Item 3 on Proxy Card

The Audit Committee, composed entirely of independent, non-employee members of the Board, approved the appointment of KPMG LLP (“KPMG”) as Safeguard’s independent auditors for 2004 and is asking the shareholders for ratification of the appointment. If the shareholders do not ratify the appointment, the Audit Committee may reconsider its recommendation.

Services provided to Safeguard and its subsidiaries by KPMG in fiscal 2003 are described below under “Independent Public Accountant—Audit Fees.” One or more representatives of KPMG are expected to attend the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board recommends a vote FOR ratification of the appointment of KPMG as Safeguard’s independent auditors. Ratification requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote on the proposal.

Independent Public Accountant—Audit Fees

The following table presents fees for professional services rendered by KPMG for the audit of Safeguard’s financial statements for fiscal 2003 and fiscal 2002 and fees billed for audit-related services, tax services and all other services rendered by KPMG for fiscal 2003 and fiscal 2002. This table also includes fees billed to Safeguard’s consolidated subsidiaries for services rendered by KPMG.

	2003	2002
Audit Fees(1)	$1,243,625	$1,014,500
Audit-Related Fees(2)	125,595	74,200
Tax Fees(3)	390,025	388,835
All Other Fees(4)	1,461	0

Total	$1,760,706	$1,477,535

(1)	Audit fees represent the aggregate fees billed by Safeguard’s independent auditors for professional services rendered in connection with the audit of Safeguard’s consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2003, as well as for the review of Safeguard’s consolidated financial statements included in our Quarterly Reports on Form 10-Q during 2003, excluding expenses reimbursed by Safeguard.

(2)	Audit-related fees represent the aggregate fees billed by Safeguard’s independent auditors principally for audits of financial statements of certain employee benefit plans and due diligence services.

(3)	Tax fees represent the aggregate fees billed by Safeguard’s independent auditors for tax consultation and tax compliance services.

(4)	All other fees represent the aggregate fees billed by Safeguard’s independent auditors for services for operational internal audit and an operational supply chain assessment.

The Audit Committee pre-approves each service to be performed by KPMG at its regularly scheduled meetings. However, for any service that may require pre-approval between regularly scheduled meetings, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve services not prohibited by law to be performed by Safeguard’s independent auditors and associated fees up to a maximum for any one non-audit service of $100,000, provided that the Chair shall

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report any decisions to pre-approve such services and fees to the full Audit Committee at its next regularly scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of Safeguard’s financial statements, Safeguard’s compliance with legal and regulatory requirements, the adequacy and efficiency of Safeguard’s internal controls and procedures, and the performance, qualifications and independence of Safeguard’s independent auditors. The Audit Committee has the sole authority to retain, set compensation and retention terms for, terminate and oversee the relationship with Safeguard’s independent auditors (who report directly to the Audit Committee). The Audit Committee has the authority to obtain advice, counsel and assistance from internal and external legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding from Safeguard for such advice and assistance.

The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is reviewed annually by the Committee. A copy of the Audit Committee Charter is attached as Appendix B to this proxy statement. As required by its charter, the Audit Committee has completed its annual self-evaluation which will serve as the basis for a discussion of the Audit Committee’s performance and any recommended improvements.

Safeguard’s management has primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of Safeguard’s consolidated financial statements in accordance with generally accepted accounting principles. Safeguard’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to the conformity of Safeguard’s audited financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed Safeguard’s audited financial statements for fiscal 2003 and met and held discussions with the independent auditors and management regarding the audited financial statements.

2.	The Audit Committee has discussed with KPMG LLP (“KPMG”), Safeguard’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61.

3.	The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG the independent auditors’ independence.

4.	Based on the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Safeguard’s Annual Report on Form 10-K for fiscal year 2003 for filing with the SEC.

Members of the Audit Committee:

George MacKenzie, Chair                       Julie A. Dobson                       Andrew E. Lietz                       John J. Roberts

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Safeguard filing under the Securities Act of 1933 or the

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Securities Exchange Act of 1934, except to the extent Safeguard specifically incorporates this Report by reference therein.

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STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table shows the amount of Safeguard common stock beneficially owned (unless otherwise indicated) as of April 15, 2004, by our directors, the named executive officers, and the directors and executive officers as a group. On April 15, 2004, none of the individuals named in the following table beneficially owned more than 1% of our outstanding shares of common stock; and, on that date, all of the directors and executive officers as a group beneficially owned 2.2% of our outstanding shares of common stock (based on the number of shares outstanding on April 15, 2004 (119,706,383) and options which are exercisable on or before June 14, 2004 (1,884,023).

	Outstanding		Shares Beneficially
	Shares Beneficially	Options Exercisable	Owned Assuming
Name	Owned	Within 60 Days	Exercise of Options
Robert E. Keith, Jr.	43,366	145,376	188,742
Anthony L. Craig	—	918,751	918,751
Julie A. Dobson	3,000	12,500	15,500
Andrew E. Lietz	10,000	12,500	22,500
George MacKenzie	3,000	9,500	12,500
Jack L. Messman	36,000	82,875	118,875
Russell E. Palmer	34,235	87,876	122,111
John W. Poduska, Sr.	12,500	73,500	86,000
Robert Ripp	10,000	12,500	22,500
John J. Roberts	—	12,500	12,500
Michael F. Cola	159,182	128,333	287,515
Christopher J. Davis	297,852	154,583	452,435
Anthony A. Ibargüen	200,000	181,250	381,250
N. Jeffrey Klauder	7,500	—	7,500
Executive officers and directors as a group (15 persons)	816,635	1,884,023	2,700,658

As of April 15, 2004, there were no known beneficial owners of greater than 5% of our common stock outstanding. Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except as follows:

Robert E. Keith, Jr.	Includes 900 shares held by his spouse. Mr. Keith disclaims beneficial ownership of the shares held by his spouse.

Shares of Subsidiary Corporations Owned by Safeguard Directors and Officers: ChromaVision Medical Systems, Inc. and CompuCom Systems, Inc. are majority owned subsidiaries of Safeguard. As of April 15, 2004, all executive officers and directors of Safeguard beneficially owned less than 1% of the shares of common stock outstanding of each of those subsidiaries.

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Section 16(a) Beneficial Ownership Reporting Compliance: The rules of the SEC require that we disclose late filings of reports of stock ownership by our directors, executive officers and greater than 10% holders of our common stock. Based solely on our review of the copies of reports we’ve received and upon written representations from certain reporting persons that no Form 5s were required to be filed for those persons, Safeguard believes there were no late filings by our directors, executive officers and greater than 10% holders during 2003.

The following Stock Performance Graph and Report of the Compensation Committee on Executive Compensation do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Safeguard filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Safeguard specifically incorporates the Stock Performance Graph or Report of the Compensation Committee by reference therein.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on $100 invested in our common stock for the period from December 31, 1998, through December 31, 2003, with the cumulative total return on $100 invested in the Russell 2000 and the peer group index for the same period.

Comparison of Cumulative Total Returns

•	The peer group consists of SIC Code 737 — Computer Programming & Data Processing Services and SIC Code 5045 — Computer, Peripheral Equipment and Software Wholesalers, with a 50% weighting for each SIC Code.

•	Assumes reinvestment of dividends. We have not distributed cash dividends during this period. Assumes a value of zero for all rights issued in rights offerings to our shareholders and all opportunities made available to our shareholders to participate in Safeguard Subscription Programs.

•	Assumes an investment of $100 on December 31, 1998.

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REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for reviewing, considering, suggesting and approving compensatory plans and pay levels for the chief executive officer and Safeguard’s other executive officers; recommending to the Corporate Governance Committee the annual retainer, equity grants and meeting attendance fees for all non-employee directors of Safeguard for service on the Board and its committees; and reviewing and administering (in conjunction with management) the employee long- and short-term compensation plans, employee performance-based incentive plans (which are cash and equity based), employment agreements, perquisites and other employee benefit plans in alignment with Safeguard’s business strategy and in a manner that reflects, in general, programs and practices within the high technology industry. The specific duties and responsibilities of the Compensation Committee are set forth in its charter, which is available through the Corporate Governance link on Safeguard’s website at http://www.safeguard.com/investors/.

COMPENSATION PHILOSOPHY

Safeguard’s mission is to create long-term value for our shareholders by:

•	taking controlling interests in and developing companies in the “time-to-volume” stage of development that pursue business activities within our strategic focus areas of information technology and healthcare life sciences;

•	investing capital, management and operational expertise to achieve superior revenue, cash-flow and value growth of our majority owned strategic subsidiaries;

•	providing leadership and counsel, capital support and financial expertise, strategic guidance and operating discipline, access to best practices and industry knowledge; and

•	when a company no longer meets our strategic criteria, divesting the company and redeploying the capital realized in other acquisition and development opportunities.

Our compensation philosophy is to align the compensation of senior management and other employees with our mission and the long-term interests of our shareholders. This philosophy also helps us to:

•	attract and retain outstanding employees who can thrive in a competitive environment of continuous change;

•	promote among our employees the economic benefits of stock ownership in Safeguard; and

•	motivate and reward employees who, by their hard work, loyalty and exceptional service, make contributions of special importance to the success of our business.

To accomplish this philosophy, Safeguard targets base pay levels generally at the 50th percentile for executives performing comparable roles at a group of comparable companies. Incentive compensation, including both annual cash incentives and long-term incentives, is targeted to fall within the third quartile of these same companies. This premium position allows us to attract and retain executives with the skills necessary to operate in Safeguard’s complex and dynamic environment and to accomplish the Company’s strategic objectives. During 2003, the comparable companies utilized in establishing the benchmark comparisons included a mix of technology companies (both early stage and later stage), technology incubator companies, and private equity funds.

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COMPENSATION STRUCTURE

The compensation of our executives consists of:

•	base pay;

•	annual cash incentives; and

•	equity grants in the form of stock options, restricted stock grants or deferred stock units.

Base Pay

Base pay is established initially on the basis of subjective factors, including experience, individual achievements, and the level of responsibility assumed at Safeguard. In reviewing the appropriate level of Safeguard’s base pay for its executive officers, the Compensation Committee considers the benchmark comparisons and counsel on interpreting the comparisons provided by its executive compensation consultants, Mellon Human Resources & Investor Solutions and Hewitt Associates.

2003 salary adjustments. As reported in Safeguard’s proxy statement for the 2003 annual meeting, based on the Compensation Committee’s assessment of Mr. Craig’s performance during 2002 in accomplishing the strategic objectives for Safeguard established by the Board and a comparable company benchmark study, in December 2002, the Compensation Committee determined to increase Mr. Craig’s annual salary to $600,000 commencing on January 1, 2003. At that time and based on the same rationale, the Compensation Committee also increased the salaries of two of Safeguard’s other managing directors to $310,000. Based on similar review of Mr. Craig’s compensation for 2004, the Compensation Committee determined that Mr. Craig’s compensation was currently at a competitive level.

Annual Cash Incentives

Annual cash incentives are intended to motivate executives to achieve and exceed annual corporate performance targets and strategic objectives. Our primary objectives are to leverage our resources to create superior growth opportunities and long-term value for Safeguard and its shareholders; pursue additional market penetration, revenue growth, cash-flow improvement and long-term value growth of our majority owned strategic subsidiaries; acquire interests in new companies in the time-to-volume stage of development that pursue business activities within our strategic focus; and continue to assess our companies and fund commitments for their growth opportunities and fit within Safeguard’s strategic focus. We measure our success by the market price of our stock, the financial condition and operations of our company, the operating performance and market value of our public and private companies, and the successful completion of liquidity events involving our companies (which may be through divestitures in company sale transactions or through IPOs). Specific annual financial and strategic objectives may include:

•	achieving strategic goals established by the Board;

•	achieving revenue and cash flow targets for Safeguard’s controlled companies;

•	achieving parent company cost and capitalization objectives;

•	achieving value growth objectives at Safeguard’s controlled companies;

•	developing, refining and implementing Safeguard’s strategy and infrastructure; and

•	adding new companies consistent with our strategy and capital model.

At the beginning of each year the Compensation Committee sets target levels of executive cash incentives based on a percentage of base salary and the executive’s ability to impact Safeguard’s performance and establishes management objectives for the bonus period which are communicated to

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bonus plan participants. At the end of each bonus period, the Compensation Committee reviews the level of achievement of the company’s financial and strategic objectives established for that period and individual performance. Cash incentives are paid based on a percentage of target amounts and may exceed target amounts when, in the judgment of the Compensation Committee, performance levels are deemed to be superior. During 2003, a significant portion of the bonus incentives were driven by achievement of quantitative targets such as parent company cost and capitalization objectives.

2003 cash incentives. In December 2002, the Compensation Committee determined to increase Mr. Craig’s target bonus percentage to 120% of his base salary commencing on January 1, 2003. The Compensation Committee determined that the bonus target increase was necessary to place Mr. Craig’s cash incentive level within the third quartile (consistent with our compensation philosophy) of the cash incentive arrangements for chief executive officers established by the comparable company benchmark study. Based on the same rationale, during 2002 the Compensation Committee established the target bonus level for Safeguard’s managing directors at 100% of their base salaries.

The Compensation Committee determined that Mr. Craig had substantially, but not completely, achieved his target bonus objectives and awarded a 2003 bonus that was less than target. The Compensation Committee also determined that the other executive officers had substantially achieved their target bonus objectives and awarded bonus amounts ranging from 83.2% to 91.2% of target levels. The bonus objectives established for 2003 included:

•	controlling parent company costs;

•	developing a Board approved strategy for certain Safeguard subsidiaries;

•	strengthening Safeguard’s capitalization through monetization of certain non-strategic assets;

•	increasing the revenue of certain Safeguard subsidiaries;

•	increasing the EBITDA of certain Safeguard subsidiaries; and

•	increasing the value of certain Safeguard subsidiaries.

Stock Options, Restricted Stock Awards and Deferred Stock Units

Stock options, restricted stock awards and deferred stock units align the interests of executives and employees with the long-term interests of our shareholders and motivate executives and employees to remain in our employ. The Compensation Committee awards stock options, restricted stock and deferred stock units based on a number of factors, including:

•	the need to create retention incentives in key personnel;

•	the desire to align the executive’s incentive compensation with the interests of Safeguard’s shareholders;

•	the achievement of financial and strategic objectives;

•	an individual’s contributions in providing strategic leadership and oversight for Safeguard and our companies;

•	the amount and term of unvested options and restricted stock awards already held by each individual and the price of Safeguard’s common stock at the time that grants are considered; and

•	the significance of other long term incentive and retention arrangements provided to recipients.

2003 Stock Option, Restricted Stock and Deferred Stock Unit Awards. The Compensation Committee believes that the principal purpose of Safeguard’s equity incentive programs is to attract, retain and motivate executives. Awards under the equity compensation plan encourage plan participants to contribute materially to Safeguard’s growth, thereby benefiting the shareholders, and align the economic interests of the plan participants with those of Safeguard’s shareholders. Consequently, the

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Compensation Committee generally attempts to make equity grants that are competitive with the comparable company benchmark study described above and are adjusted based on the executive’s accomplishments and future potential. Based on these factors, the Compensation Committee granted 250,000 deferred stock units to Mr. Craig in January 2004 and also granted deferred stock units to the named executive officers during 2003 and in January 2004.

IRS Limits on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct in any taxable year compensation paid to any of the individuals named in the Summary Compensation Table who are employed by the Company on the last day of the fiscal year in excess of one million dollars that is not “performance-based.” To qualify as “performance-based” compensation, the Compensation Committee’s discretion to grant incentive awards must be strictly limited. Grants of stock options and SARs under our plans generally will meet the requirements of “performance-based compensation.” Restricted stock grants and deferred stock units generally will not qualify as, and performance units may not qualify as, “performance-based compensation.” The Compensation Committee believes that the benefit of retaining the ability to exercise discretion under Safeguard’s incentive compensation plans outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the Compensation Committee does not currently plan to take any action to qualify any of the incentive compensation plans under section 162(m).

Members of the Compensation Committee:
John W. Poduska, Sr., Chair	Julie A. Dobson	John J. Roberts

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee as of the date of this proxy statement is or has been an officer or employee of Safeguard or its subsidiaries.

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EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS

The following table is a summary of the compensation for the years 2003, 2002 and 2001 awarded or paid to, or earned by, Safeguard’s President and Chief Executive Officer and its other three most highly compensated executive officers at the end of the fiscal year 2003 and whose total annual salary and bonus for 2003 exceeded $100,000, as well as one other executive officer who would have been one of the four most highly compensated executive officers at the end of the fiscal year 2003 but for the fact that such executive officer was not serving as an executive officer at the end of 2003.

					Long Term Compensation
	Annual Compensation				Awards		Payouts
						Securities	Long
				Other	Restricted	Underlying	Term
				Annual	Stock	Options/	Incentive	All Other
		Salary	Bonus	Compensation	Award(s)	SARs	Payouts	Compensa-
Name and Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	(#)	($)	tion ($)(5)
Anthony L. Craig,	2003	$600,000	$535,680	$—	$1,307,500	—	—	$39,511
President and Chief Executive Officer(6)	2002	500,000	650,000	353,365	598,175	800,000	—	38,313
	2001	104,167	250,000	—	—	1,000,000	—	70

Michael F. Cola,	2003	$310,000	$257,920		$523,000	—	—	$22,368
Managing Director, Healthcare Life Sciences (6)	2002	275,000	275,000	—	673,391	100,000	—	21,833

Christopher J. Davis,	2003	$310,000	$282,720	—	$639,200	—	—	$23,458
Managing Director and Chief	2002	310,000	310,000	—	1,030,947	130,000	—	22,967
Financial Officer(6)	2001	277,174	—	—	274,754	100,000	—	15,566

Anthony A. Ibargüen,	2003	$310,000	$270,320	—	$784,500	—	—	$22,656
Managing Director, Business	2002	300,000	310,000	—	932,475	300,000	—	22,571
& IT Services (6)

N. Jeffrey Klauder,	2003	$227,547	$93,000	—	$—	—	—	$8,188
Former Managing Director and	2002	310,000	310,000	—	852,672	55,000	—	26,241
General Counsel (6)	2001	317,844	375,000	—	654,500	250,000	—	16,856

Notes to Annual Compensation Table:

(1)	Includes compensation that has been deferred by the named officers under a voluntary savings plan.

(2)	Includes bonuses paid for 2003 in January 2004.

(3)	The named executive officers did not have perquisites and personal benefits in excess of reporting thresholds in 2003. In 2002, the Board of Directors determined that Mr. Craig should travel on the corporate aircraft instead of commercial aircraft whenever possible. This policy is intended to ensure the personal safety of Mr. Craig and is also intended to ensure his availability and maximize his time available for Safeguard business. In 2003, the incremental cost to Safeguard of Mr. Craig’s personal use of corporate aircraft was $24,001.

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(4)	The amount disclosed for 2003 includes the value of deferred stock units awarded to each of the executive officers in January 2004. The number of deferred stock units and restricted shares reported in the table and the vesting schedules at December 31, 2003, were as follows: Mr. Craig: 88,750 deferred stock units vested on December 18, 2003 and an aggregate of 266,250 deferred stock units vest in 36 equal monthly installments on the 1st day of each month thereafter; 31,250 deferred stock units vest on January 12, 2005 and an aggregate of 93,750 deferred stock units vest in 36 equal monthly installments on the 1st day of each month thereafter; 125,000 deferred stock units vest on the earlier of January 12, 2009 or the achievement of certain performance criteria; Mr. Cola: an aggregate of 80,470 shares had vested as of December 31, 2003; 28,125 shares vest on January 2, 2004; 2,500 shares vest on February 28, 2004; 2,343 shares vest on July 28, 2004; an aggregate of 39,062 shares vest in 25 equal monthly installments commencing on January 18, 2004 and the 18th day of each month thereafter; 43,750 deferred stock units vested on December 18, 2003, and an aggregate of 131,250 deferred stock units vest in 36 equal monthly installments on the 1st day of each month thereafter; 12,500 deferred stock units vest on January 12, 2005 and an aggregate of 37,500 deferred stock units vest in 36 equal monthly installments on the 1st day of each month thereafter and 50,000 deferred stock units vest on the earlier of January 12, 2009 or the achievement of certain performance criteria; Mr. Davis: an aggregate of 134,065 shares had vested as of December 31, 2003; 81,375 shares vest on January 2, 2004; 833 shares vest on March 31, 2004; 416 shares vest on April 12, 2004; 2,812 shares vest on July 28, 2004; an aggregate of 71,875 shares vest in 25 equal monthly installments on January 18, 2004 and the 18th day of each month thereafter; 27,500 deferred stock units vested on December 18, 2003, and an aggregate of 82,500 deferred stock units vest in 36 equal monthly installments on the 1st day of each month thereafter; 17,500 deferred stock units vest on September 15, 2004 and an aggregate of 17,500 deferred stock units vest in 12 equal monthly installments on the 1st day of each month thereafter, 12,500 deferred stock units vest on January 12, 2005 and an aggregate of 37,500 deferred stock units vest in 36 equal monthly installments on the 1st day of each month thereafter, and 50,000 deferred stock units vest on the earlier of January 12, 2009 or the achievement of certain performance criteria; Mr. Ibargüen: an aggregate of 95,833 shares had vested as of December 31, 2003; an aggregate of 104,167 shares vest in 25 equal monthly installments commencing on January 2, 2004 on the 2nd day of each month thereafter; 33,750 deferred stock units vested on December 18, 2003, and an aggregate of 101,250 deferred stock units vest in 36 equal monthly installments on the 1st day of each month thereafter; 18,750 deferred stock units vest on January 12, 2005 and an aggregate of 56,250 deferred stock units vest in 36 equal monthly installments on the 1st day of each month thereafter and 75,000 deferred stock units vest on the earlier of January 12, 2009 or the achievement of certain performance criteria. In connection with Mr. Klauder’s termination of employment in September 2003, 114,186 restricted shares and 74,375 deferred stock units became immediately vested and 25,000 restricted shares and 95,625 deferred stock units were forfeited to Safeguard. At December 31, 2003, the number and value of unvested restricted shares and deferred stock units held by the named executed officers were as follows: Mr. Craig: 516,250 deferred stock units, $2,085,650; Mr. Cola: 72,030 restricted shares and 231,250 deferred stock units, $1,225,251; Mr. Davis: 163,561 restricted shares and 217,500 deferred stock units, $1,539,486; and Mr. Ibargüen: 104,167 restricted shares and 251,500 deferred stock units, $1,435,885. The $4.04 per share price used to calculate the value was the closing price of a share of Safeguard common stock on December 31, 2003. Vesting of the restricted shares and deferred stock units may be accelerated upon death, permanent disability, retirement, a change of control, or termination for any reason other than cause or resignation without good reason. Restricted stock and deferred stock units will receive the same dividends paid to all shareholders.

(5)	For 2003, all other compensation includes the following amounts:

		Group Life
	Deferred	Insurance Imputed	Life Insurance
Name	Compensation Plan	Income	Premiums
Anthony L. Craig	$15,000	$3,311	$21,200
Michael F. Cola	$15,000	$312	$7,056
Christopher J. Davis	$15,000	$718	$7,740
Anthony A. Ibargüen	$15,000	$312	$7,344
N. Jeffrey Klauder	$0	$538	$7,650

(6)	Mr. Craig joined Safeguard in October 2001; Mr. Ibargüen joined Safeguard in January 2002; Messrs. Davis and Cola became executive officers of Safeguard in August 2001 and January 2002, respectively; Mr. Klauder served in this position until September 2003.

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2003 Stock Option Grants

No stock options were granted to Safeguard’s named executive officers during 2003.

2003 Stock Option Exercises and Year-End Stock Option Values

The following table sets forth the information concerning exercised and unexercised stock options held by the named executive officers in the annual compensation table above as of December 31, 2003.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options/SARs		In-The-Money Options/SARs
	on	Value	at Fiscal Year-End (#)		at Fiscal Year-End ($)(1)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Anthony L. Craig	—	—	818,750	981,250	$1,463,938	$1,800,063
Michael F. Cola	—	—	115,833	119,167	$95,999	$192,001
Christopher J. Davis	—	—	138,333	151,667	$132,612	$257,413
Anthony A. Ibargüen	—	—	143,750	156,250	$86,989	$94,531
N. Jeffrey Klauder	14,896	$34,931	—	—	$—	$—

(1)	Value is calculated using the difference between the option exercise price and the year-end stock price, multiplied by the number of shares subject to an option. The $4.13 per share price used to calculate the values in this table was the average of the high and low trading prices on December 31, 2003.

Employment Contracts, Severance and Change-in-Control Arrangements

Pursuant to Safeguard’s employment agreement with Mr. Craig, he is entitled to a base salary of $600,000 per year. In 2002, we also paid $333,151 of Mr. Craig’s relocation costs and the related tax gross-up and afforded him the right to use an equity membership in a country club. The agreement also provides that we will pay him a multiple of the sum of his annual base salary plus his annual target bonus if his employment is terminated without cause or if he terminates his employment for good reason. The multiple is 2 unless the termination occurs in connection with a change of control or after the third anniversary of his employment with Safeguard, in which case the multiple is 3.

We also entered into retention agreements with each of our managing directors that provide for a payment equal to a multiple of the sum of the annual base salary and annual target bonus if an individual’s employment is terminated without cause or if the individual terminates his employment for good reason. The multiple is 1.5 unless the termination occurs in connection with a change of control or after the third anniversary of the executive’s employment with Safeguard (but not earlier than October 12, 2003), in which case the multiple is 2.

The retention agreements also provide that upon the termination of an executive in connection with a change of control, the executive’s options and restricted stock awards or deferred stock units will fully vest and options will be exercisable until the third anniversary of the termination. If the termination of the executive occurs other than in connection with a change of control, the executive’s options will fully vest and be exercisable until the third anniversary of the termination and any restricted stock grants made prior to October 2002 will vest. Restricted stock or deferred stock unit awards made after October 2002

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may vest in the discretion of the Board. Upon such a termination, Safeguard will pay premiums for insurance benefits for up to 24 months, which includes the 18-month COBRA period, and up to $20,000 for outplacement services or office space that the executive secures.

Relationships and Related Transactions with Management and Others

As part of our business, we participate in the management of private equity funds. Robert Keith, chairman of our Board, is the president and CEO of TL Ventures, the management company for TL Ventures III, TL Ventures IV, and TL Ventures V, and the chairman of the management companies for EnerTech Capital Partners and EnerTech Capital Partners II. Mr. Keith and Safeguard are partners of the general partners of the TL Ventures and EnerTech Capital Partners funds, and they participate in the profits of these private equity funds. TL Ventures receives management fees from the TL Ventures funds and indirectly from EnerTech. During 2003, Safeguard paid to TL Ventures management fees of approximately $1.0 million in respect of Safeguard’s capital contribution to the various funds managed by TL Ventures. TL Ventures paid Safeguard $100,000 in 2003 for management and operational services to TL Ventures. Safeguard has invested or committed a total of $66.5 million in the seven TL Ventures and EnerTech Capital funds. Safeguard owns less than 6% of the partnership interests of each of these funds.

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APPENDIX A

SAFEGUARD SCIENTIFICS, INC.
STATEMENT ON CORPORATE GOVERNANCE

The business of Safeguard Scientifics, Inc. (the “Company”) is conducted by its employees, managers and officers, under the direction of the chief executive officer (the “CEO”) and the oversight of the Company’s Board of Directors (the “Board”), to enhance the long-term economic value of the Company for its stockholders. The Board is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. The Board and management recognize that the long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties including employees, recruits, customers, suppliers, communities, government officials and the public at large. The Board has adopted this Statement on Corporate Governance, as well as committee charters, to provide a framework for the functioning of the Board and Board committees.

I.	Board Duties and Responsibilities

A.	Oversight

To accomplish its mission to maximize long-term stockholder value, the Board must:

1.	ensure that the Company operates in a legal, ethical, and socially responsible manner;

2.	select, evaluate, and offer substantive advice and counsel to the CEO and work with the CEO to develop effective measurement systems that facilitate an evaluation of the Company’s degree of success in creating long-term economic value for its stockholders;

3.	review, approve, and monitor fundamental financial and business strategies and major corporate actions;

4.	oversee the Company’s capital structure and financial policies and practices;

5.	assess major risks facing the Company and review options for their mitigation; and

6.	provide counsel and oversight on the selection, evaluation, development and compensation of executive officers and provide candid feedback on their successes and failures.

B.	Corporate Governance

The Board will review and, if it deems appropriate, approve changes to this Statement of Corporate Governance that have been recommended to the Board by the Corporate Governance Committee.

C.	Committee Charters

The Board will review and, if it deems appropriate, approve changes to the Company’s Audit, Compensation and Corporate Governance Committee charters, including such changes as have been recommended to the Board by such committees. The chairpersons

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of the various committees shall consult with the Corporate Governance Committee in coordinating the work assignments of the various committees.

D.	Evaluation and Education

The Board shall oversee the Corporate Governance Committee’s initiatives for the evaluation and education of the full Board, the committees of the Board and individual Board members. The Company has an educational program for new Board members that includes extensive materials and meetings with key management. Additionally, all directors will periodically participate in continuing education programs designed to improve their ability to perform their duties.

E.	Company Visitation

Non-employee directors are encouraged to visit the Company and its subsidiaries each year to familiarize himself/herself with the business of the Company and its subsidiaries. These visits should be pre-arranged with the CEO, and directors are requested to report to the full Board at the next Board meeting after any such visit their observations from such visits.

F.	Assessing Board and Committee Performance

The Corporate Governance Committee will conduct an annual evaluation of the Board’s performance and the performance of its individual members and assist each of the Board committees in a self-assessment of each committee’s performance and the performance of individual members of each committee to determine whether the Board and its committees are functioning effectively.

G.	Assessing CEO Performance

The Board believes that the CEO’s performance should be evaluated annually and as a regular part of any decision with respect to CEO compensation. The Board has delegated to the Corporate Governance Committee the responsibility to conduct an annual performance evaluation of the CEO’s performance and communicate its evaluation to the CEO. The Board has delegated to the Compensation Committee the responsibility to review, consider, suggest and approve compensatory plans and pay levels for the CEO. However, in performing its duties, the Compensation Committee will periodically consult with, and solicit the views of, the entire Board concerning the compensation of the CEO prior to approving compensation arrangements with the CEO. The Compensation Committee is responsible for setting annual and long-term performance goals for the CEO and for evaluating his or her performance against such goals. The following areas shall be reviewed at least annually by the appropriate committee and the independent members of the Board: (i) the creation of a Company vision and strategy; (ii) the execution of the vision and strategy; (iii) the development of sound long-term and annual business plans in support of the approved strategy; (iv) maintenance of consistent values and exemplary conduct; and (v) the development, retention and motivation of an effective executive management team and succession plans for the executive management team. The annual assessment of the performance of the CEO will be discussed with the CEO in a manner to be determined by the chairperson of the Corporate Governance Committee.

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H.	Succession Planning

The Board shall oversee the Corporate Governance Committee’s initiatives for succession planning. To assist the Board, the CEO periodically provides the Corporate Governance Committee with an assessment of the executive officers and their potential to succeed him or her. The CEO also will provide the Corporate Governance Committee with an assessment of persons considered to be potential successors to other executive officer positions and a review of any development plans recommended for such potential successors. The results of these assessments will be reported to and discussed with the Board.

I.	Business Conduct and Ethics

The Board believes that, in order to maintain the highest ethical, legal and socially responsible conduct, the Company should maintain appropriate codes of business conduct and ethics regarding, among other things: (i) conflicts of interest; (ii) corporate opportunities; (iii) confidentiality; (iv) fair dealing; (v) protection and proper use of Company assets; (vi) compliance with laws, rules and regulations; and (vii) such other matters as the Board deems appropriate. Such codes also will collectively include standards of conduct applicable to designated persons, including the CEO and the senior financial officers, that are designed to promote: (i) honest and ethical conduct; (ii) full, fair, accurate, timely and understandable disclosure in the periodic reports, proxy statements and other Company filings with, and documents furnished to, the Securities and Exchange Commission; (iii) compliance with applicable governmental rules and regulations; (iv) the prompt internal reporting of violations of the codes; and (v) accountability for adherence to the codes. The Board has delegated the responsibility for establishing and overseeing these codes of business conduct and ethics to the Audit Committee and the Corporate Governance Committee.

II.	Corporate Organization

A.	Board of Directors

The Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the appropriate size of the Board. The Board shall periodically review its size to consider the size that is appropriate for its effective operation. In general, the Board believes that its appropriate size is eight to eleven members, recognizing that retirements, resignations and recruiting delays may result, periodically, in the Board consisting, for some transitional period, of a slightly greater or lesser number of directors than the Board may have targeted.

B.	Management

After considering the recommendations of the CEO, the Board will appoint the members of the executive management of the Company.

III.	Board of Directors Composition and Structure

A.	Mix of Directors; “Independent” Directors

A substantial majority of the Board will be independent in accordance with the requirements of the New York Stock Exchange (the “NYSE”). The Board’s current goal

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is to have at least 70% of its members be independent. Moreover, no director will be independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

1.	Categorical Standards. The Board has established the following objective independence guidelines to assist it in determining director independence: A director will not be deemed independent if, within the previous three years: (i) the director was employed by the Company; (ii) someone in the director’s immediate family was employed by the Company as an executive officer of the Company; (iii) the director was employed by or affiliated with the Company’s present or former independent auditors; (iv) someone in the director’s immediate family was employed by or affiliated with the Company’s present or former internal auditors or outside independent auditors in a professional capacity; (v) the director or someone in her/his immediate family was employed as an executive officer of another entity that concurrently has or had as a member of its compensation (or equivalent) committee of the board of directors any of the Company’s executive officers; or (vi) the director received, or someone in the director’s immediate family received, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and, in the case of an immediate family member, other than compensation for service as a non-executive employee of the Company. The following commercial or charitable relationships will not be considered to be material relationships: (i) if the director is an executive officer or employee, or someone in her/his immediate family is an executive officer of, another company that, during any of the other company’s past three fiscal years made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year of the other company, does not exceed $1 million or two percent, whichever is greater, of the other company’s consolidated gross revenues or (ii) if the director serves as an executive officer of a charitable organization and, during any of the charitable organization’s past three fiscal years, the Company made charitable contributions to the charitable organization in any single fiscal year of the charitable organization that does not exceed $1 million or two percent, whichever is greater, of the charitable organization’s consolidated gross revenues. For the purposes of these categorical standards, the term “immediate family member” has the meaning set forth in the New York Stock Exchange’s corporate governance rules.

2.	Board Determinations. For relationships not addressed by the guidelines in subsection 1 above, the determination of whether the director would be independent or not, shall be made by the Board of Directors, subject to applicable New York Stock Exchange or other listing standard or legal requirements.

3.	Audit Committee Independence Requirements. Audit Committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any Company subsidiary. For the purpose of this paragraph, compensatory fees do not include fees for service on the Board or a Board committee, or the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the

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Company (provided that such compensation is not contingent in any way on continued service). In addition, Audit Committee members may not be affiliated persons of the Company or any Company subsidiary.

4.	Selection of Directors. In connection with its proxy solicitation relating to the Company’s annual stockholders’ meeting, the Board recommends a slate of nominees for election by stockholders. In addition, the Board fills vacancies on the Board when necessary or appropriate. The Board’s recommendations or determinations are based on the recommendations of, and information supplied by, the Corporate Governance Committee, taking into account the criteria described below and other factors, including the requirements for Board committee membership. In recommending nominees, the Board will consider nominees recommended by stockholders.

B.	Board Membership Criteria

The Corporate Governance Committee is responsible for considering, reviewing with and making recommendations to the Board, on an annual basis, concerning the size and overall characteristics of the Board, including desired competencies, skills and attributes, for establishing criteria for persons to be nominated for election to the Board and its committees, and for filling vacancies. Criteria to be considered include at a minimum the following: (i) a candidate’s qualification as “independent” under the various standards applicable to the Board and each of its committees; (ii) depth and breadth of experience within the Company’s industry and otherwise; (iii) outside time commitments; (iv) special areas of expertise; (v) accounting and finance knowledge; (vi) business judgment; (vii) leadership ability; (viii) knowledge of international markets; (ix) experience in developing and assessing business strategies; (x) corporate governance expertise; (xi) risk management skills; and (xii) for incumbent members of the Board, the past performance of the incumbent director. In considering candidates for nomination, the Committee shall be sensitive to outstanding talent among minority groups and women and shall give consideration to the staffing needs of each of the committees of the Board.

C.	Leadership

The Board notes that all directors are elected by the stockholders and, therefore, have an equal voice. The Chairperson of the Board, the CEO, or the Board as a whole may call upon any one or more directors to provide leadership in a given situation. The Board understands that leadership in certain subject areas falls to the committee chairpersons responsible for the subject matter giving rise to the need, and that the chairpersons function as the committee liaisons to the Chairperson and the rest of the Board. The chairperson of the Corporate Governance Committee will preside at the executive sessions of the non-employee directors.

D.	Term Limits

The Board does not believe that it should establish term limits for service on the Board. Term limits have the disadvantage of causing the loss of the contribution of directors who have developed, over a period of time, meaningful insight into the Company and its operations and, therefore, can provide an important contribution to the Board as a whole.

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E.	Retirement

No person will be nominated by the Board to serve as a director after he or she has passed his or her 70th birthday unless the Corporate Governance Committee has waived the mandatory retirement age of such person as a director.

F.	Resignation

A non-management director who changes the primary job responsibilities related to his or her principal employment that the director held at the time of his or her most recent election to the Board will offer a letter of resignation for Board consideration. The Board will, in its sole discretion, determine whether such change in responsibilities will impair the director’s ability to effectively serve on the Board, and may waive such requirement for resignation where it has determined the ability of the director to serve is not impaired. A management director will offer to resign from the Board upon the management director’s resignation, removal, or retirement as an officer of the Company. The Board will, in its sole discretion, determine whether or not to accept such resignation, provided that if approved by the Board, such director shall only continue to serve as a director after his or her resignation, removal or retirement for a transition period of up to one year after the date that he or she ceases to be an executive officer.

G.	Additional Directorships

Directors are encouraged to limit the number of other boards of directors (excluding non-profit boards of directors) on which they serve, taking into account their potential meeting attendance, participation, and other commitments with respect to these other boards of directors. It is generally advisable for members of the Audit Committee to limit the number of public company audit committees on which they serve to three. The Corporate Governance Committee and the Board will take into account the nature of and the time involved in a director’s service on other boards in evaluating the suitability of individual director candidates. Prior to accepting any invitation to serve on the board of directors of another public company board of directors or with any government or advisory group, a director must seek and receive the consent of the Corporate Governance Committee to confirm the absence of any actual or potential conflict that would result from the director’s service on such board of directors or such government or advisory group. Such approval should routinely be granted absent issues arising from an actual or potential conflict.

H.	Compensation of Non-Employee Directors

The Compensation Committee periodically reviews, considers and recommends to the Corporate Governance Committee the total compensation program for all non-employee directors of the Company for service on the Board and its committees. The Board should make changes in non-employee director compensation practices only upon the recommendation of the Corporate Governance Committee after discussion and concurrence by a majority of independent directors of the full Board. Both the Board and Corporate Governance Committee should be guided by the following principles: compensation should fairly pay directors for the work required; compensation should align directors’ interests with the long-term interests of stockholders while not calling into question their objectivity; and the structure of the compensation should be simple, transparent and easy for stockholders to understand.

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IV.	Board Meetings and Procedures

A.	Number of Meetings; Attendance and Preparation

The Board holds a minimum of four regularly scheduled meetings per year. Directors are expected to attend all regularly scheduled meetings and to have reviewed, prior to the meetings, all written meeting materials distributed to them in advance. Directors are expected to be physically present at all regularly scheduled meetings, and a director who is unable to attend a meeting is expected to notify the Chairperson in advance of such meeting. Attendance in person is always preferred. However, conference telephone, videoconference, or similar communication equipment attendance at a meeting is acceptable.

B.	Distribution of Materials

The agenda for each meeting of the Board will be prepared by the CEO following consultation with the Chairperson and other members of the Board and provided to directors along with “Board Books” containing supporting materials in a timely manner in advance of any meeting. It is recognized, however, that under certain circumstances, written materials may be unavailable to directors in advance of the meeting. On those occasions in which the information regarding a matter to be considered at a Board meeting is too sensitive to provide in writing, the Chairperson may elect to contact each director by telephone in advance of the meeting to discuss the subject and the principal issues the Board will need to consider. Each director is required to review the materials distributed in advance of the meeting. Any director may request, without restriction, the addition of specific agenda items. Such requests will be discussed in a timely manner with the Chairperson of the Board prior to preparation and dissemination of the agenda to directors. Every director is expected to attend every Board meeting and meetings of committees on which he or she serves.

C.	Attendance of Non-Directors; Access to Senior Management/Independent Advisors

The Board believes that attendance of key executive officers and, under special circumstances, other Company personnel can augment the meeting process by providing certain expertise and insight into items that are open for discussion at certain meetings. Directors have complete and open access to the executive management and information concerning the Company’s business activities and performance. Such access will be guided by the Company’s policies regarding confidential information. The Board, including the independent members of the Board and the committees of the Board, have the authority, in their discretion and at the Company’s expense, to retain independent advisors.

D.	Executive Sessions of Non-Employee Directors

The non-employee directors of the Board will have an opportunity to meet in executive session at each regularly scheduled Board meeting, or as they otherwise may determine necessary, outside of the presence of any management directors and any other members of the Company’s management who may otherwise be present, to: (i) evaluate the CEO, (ii) review management succession planning, and (iii) consider such other matters as they may deem appropriate. During at least one session per year, only independent directors may be present. The chairperson of the Corporate Governance Committee will preside at

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the executive sessions. Following each executive session, the results of the deliberations and any recommendations should be communicated to the full Board. The Board will establish, or direct a committee to establish, a method for interested parties to communicate directly with the presiding director or with non-management directors as a group.

E.	Confidentiality

The Board believes that maintaining confidentiality of information and deliberations is an imperative.

V.	COMMITTEES

A.	General

1.	Except where Board committees have sole authority to act as required by applicable law or a listing standard, it is the general policy of the Company that major decisions be considered by the Board as a whole. As a consequence, the Board has determined to constitute only those committees that it believes are critical to the efficient operation of the Board or are required by applicable law or a listing standard. The Board currently has four standing Committees: the Audit Committee; the Compensation Committee; the Corporate Governance Committee; and the Acquisition Committee. The Board has the authority to establish such other committees, temporary or permanent, as the Board deems advisable. The Audit Committee, the Compensation Committee and the Corporate Governance Committee will each consist of three or more directors, each of whom will satisfy the independence requirements set forth herein and any additional requirements set forth in their respective charters and any other listing or regulatory requirements. The Corporate Governance Committee will recommend, and the Board will designate, a chairperson of each committee. The Acquisition Committee shall consist of three or more directors, at least two of whom shall satisfy the independence requirements set forth herein.

2.	Each of the Audit Committee, the Compensation Committee, and the Corporate Governance Committee will have appropriate written charters that are adopted by the Board. The charter of each committee will be reviewed at least annually by the Board and the relevant committee. These committee charters will be made available on the Company’s website at: www.safeguard.com.

3.	Chairpersons of committees and appropriate members of executive management will, where possible, develop an advance agenda for all committee meetings along with supporting materials in a timely manner in advance of any meeting. Each committee member is required to review all such materials in advance of the meeting. Insofar as possible, committee meetings will be scheduled in conjunction with meetings of the full Board.

4.	The Board is responsible for overseeing the activities of its committees (except where such committees have sole authority to act pursuant to applicable law or a listing standard) and for ensuring that the committees are fulfilling their duties and responsibilities. The Board will regularly receive reports from its

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committees regarding their activities and will take such actions as it deems necessary and appropriate in response to these reports.

B.	Membership

1.	The Board does not believe in mandating fixed rotation of committee members and/or committee chairpersons, since there may be reasons at a given point in time for maintaining continuity. Ideally, however, the Board will seek to rotate committee members and chairpersons, on a staggered basis within each committee, on an average of every three to four years. The Board seeks thereby to avoid director entrenchment while ensuring continuity and the availability of experience derived through longevity.

2.	The Corporate Governance Committee will make recommendations regarding committee appointments to the Board for its approval. Proposed committee appointments, including the designation of committee chairpersons, will give consideration to any expressed desire of individual Board members. The Board will make the committee appointments at the first regularly scheduled Board meeting following each Annual Meeting of Stockholders.

3.	Any member of the Board may attend any of the Committee meetings.

VI.	OTHER PRINCIPLES

A.	Disclosure and Review of Corporate Governance Principles

This Statement on Corporate Governance will be made available on the Company’s website. The Corporate Governance Committee will review this Statement on Corporate Governance from time to time, but not less frequently than annually, and will report on the results of its review to the full Board.

B.	Communications with Stockholders and Other Interested Parties

1.	The Chairperson and the CEO are responsible for establishing effective communications with the Company’s stockholders, customers, associates, communities, suppliers, creditors, and corporate partners. Directors are not precluded from meeting with such parties, but any such meetings generally should be held with management present.

2.	The Board believes it is imperative that the Company promote full, fair, accurate, timely and understandable disclosure in the periodic reports and other statements and reports that the Company is required to file under the securities laws.

April 2, 2004

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APPENDIX B

SAFEGUARD SCIENTIFICS, INC.
AUDIT COMMITTEE CHARTER

I.	Purpose

The Audit Committee (the “Committee”) of the Company is appointed by, and generally acts on behalf of, the Board of Directors (the “Board”) of Safeguard Scientifics, Inc. (the “Company”). The Board has determined to establish the governing principles of the Committee through the adoption of this Charter. The Committee’s principal purposes shall be:

(i)	to assist the Board in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s Internal Controls (as defined in Section II.C.1.) and (iv) the performance of the Company’s internal audit function;

(ii)	to interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence;

(iii)	to prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement; and

(iv)	to discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the New York Stock Exchange.

With respect to financial reporting, and compliance with laws and regulations, management is primarily responsible for the Company’s reporting process and the system of Internal Controls. Management is responsible for the completeness and accuracy of the Company’s financial statements and the fair presentation of the financial condition, results of operations and cash flows of the Company. Management is also primarily responsible for assuring compliance with applicable laws and regulations and with the Company’s Code of Conduct. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles (“GAAP”). Consistent with the specific duties of the Committee listed below, it is the responsibility of the Committee, working in conjunction with management and the independent auditors, to oversee and monitor these policies and procedures in a manner that achieves their objectives.

II.	Responsibilities and Duties

A.	Financial Reporting

1.	General

The Committee shall review and discuss with management and the independent auditor, as appropriate, the following:

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(i)	the Company’s policies and procedures regarding disclosures that may impact the financial statements;

(ii)	significant financial reporting issues and judgments;

(iii)	the establishment and adequacy of the Company’s Internal Controls and any actions taken to address reportable or material control deficiencies;

(iv)	financial statement presentation;

(v)	any regulatory and accounting initiatives;

(vi)	all alternative treatments of the Company’s financial information, including the use of “pro forma” or “adjusted” non-GAAP information, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor;

(vii)	any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s selection, application and disclosure of critical accounting principles and practices, all alternative assumptions, estimates or methods used by the independent auditors and the effects, if any, such treatments have on the Company’s financial statements and the treatment preferred by the independent auditors;

(viii)	all “special-purpose” entities, off-balance sheet structures and all complex financing transactions;

(ix)	any disagreements that may have occurred between the independent auditor and management relating to the Company’s financial statements or disclosures;

(x)	any communications between the independent auditor’s team assigned to the Company’s audit and the independent auditor’s national office, and all other material written communications between the independent auditor, management and the internal auditor, including any “management” or “internal control” letters issued, or proposed to be issued, by the independent auditor to the Company;

(xi)	any correspondence with regulators or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements; and

(xii)	any other matters required to be discussed by applicable auditing standards, laws or regulations.

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2.	Preparation and Release of Financial Information

a.	For annual information, the Committee shall review and obtain an understanding of the scope and timing of the annual audit as well as the results of the audit work performed by the independent auditors. For quarterly information, the Committee shall obtain an understanding of the extent to which the independent auditors review quarterly financial information.

b.	The Committee shall meet with the Company’s general counsel, and outside counsel when appropriate, to discuss legal matters that may have a significant impact on the Company’s financial information.

c.	The Committee shall review earnings press releases prior to their release, as well as the types of financial information and earnings guidance provided to analysts and ratings agencies.

d.	The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s Forms 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures prior to their release to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented.

e.	The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K

f.	The Committee shall prepare the report required in accordance with the applicable rules and regulations of the SEC to be included in the Company’s annual proxy statement.

B.	Monitoring Compliance with Code of Ethics

The Committee shall meet periodically with the senior members of the internal audit resource, the general counsel’s office and, where appropriate, the independent auditors, to review the Company’s policies and procedures regarding compliance with the Company’s Code of Conduct, including the Code of Ethics for Senior Financial Officers.

C.	Oversight of Disclosure Controls and Procedures and Internal Controls and Procedures

1.	The Committee shall oversee the Company’s disclosure controls and procedures and internal controls and procedures for financial reporting (as defined by the SEC), as well as internal controls generally (collectively, “Internal Controls”). The Committee will review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the internal controls of the Company. This review should elicit

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any recommendations for the improvement of such internal controls or particular areas where new or more detailed internal controls are desirable.

2.	The Committee shall evaluate whether management is setting the appropriate tone at the top by communicating the importance of strong internal controls.

3.	The Committee shall evaluate the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

D.	Oversight of Internal Audit

1.	The Committee shall oversee the Company’s establishment and maintenance of an appropriate control process for reviewing and approving its internal transactions and accounting, whether such process is implemented through an internal audit department of the Company, through outsourcing or otherwise (such process, the “internal audit resource”).

2.	When the internal audit resource is established, the Committee shall oversee the activities, organizational structure and qualifications of the internal audit resource. The internal audit resource shall report functionally to the Committee and administratively to the Company’s Chief Financial Officer.

3.	A representative from the internal audit resource shall attend Committee meetings at the Committee’s request from time to time, and report, at least semi-annually, to the Committee on audit results for the period and the status of the audit schedule. Reports may be made at more frequent intervals if deemed necessary by the Committee or as may be requested by the internal audit resource.

4.	The Committee shall review and approve the annual internal audit plan, objectives, schedules and any special projects undertaken by the internal audit resource.

5.	The Committee shall discuss with the internal audit resource any changes to, and the implementation of, the internal audit plan and any special projects and discuss with the internal audit resource the results of the internal audits and special projects.

6.	The Committee shall review any significant reports to management prepared by the internal audit resource, management’s responses and the status of any recommended corrective action. Particular emphasis will be given by the Committee to significant control deficiencies and actions taken by management to correct them.

7.	The Committee shall discuss with the internal audit resource any audit problems or difficulties, including any restrictions on the scope of the internal audit resource’s activities or on access to requested information, and management’s response to same and any other matters required to be brought to its attention.

8.	The Committee may request, either directly, through the Chief Financial Officer or the corporate controller, that the internal audit resource perform special

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studies, investigations, or other services in matters of interest or concern to the Committee.

9.	The Committee shall review the effectiveness of the internal audit function.

10.	The Committee shall periodically review the charter of the internal audit resource to ensure that it provides for the independence, objectivity and authority of the internal audit function, and make recommendations thereto. The Committee shall ensure that the members of the internal audit resource shall have unrestricted access to all of the Company’s records, reports, personnel, and physical properties as may determined by the members of the internal audit resource to be relevant to the performance of their audits.

11.	The Committee shall review and approve the appointment and replacement of the senior member of the Company’s internal audit resource.

E.	Oversee Relationship with Independent Auditors

1.	Appointment and Authorization of Services

a.	The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate and oversee the activities of the Company’s independent auditors.

b.	The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

c.	The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Committee may adopt such pre-approval policies regarding, and may delegate to one or more of its members the authority to grant pre-approvals for, the performance of non-audit services, and any such Committee member who pre-approves a non-audit service shall report the pre-approval to the full Committee at its next scheduled meeting. The Committee shall periodically notify the Board of their approvals.

d.	Prior to the audit, the Committee shall meet with the independent auditors to discuss the planning, staffing and fees related to the audit.

2.	Oversight of Independence and Qualifications of Independent Auditors

a.	In order to assess the independence of the Independent Auditor, the Committee shall, at least annually, obtain and review a report by the independent auditors describing all relationships between the firm and the Company and all professional services provided to the Company. The Committee shall review with the independent auditors the nature and scope of all disclosed relationships or professional services and take, or recommend that the Board take, appropriate action to ensure the continuing independence of the auditors.

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b.	The Committee shall, at least annually, obtain and review a report by the independent auditors describing: (a) the auditing firm’s internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues.

c.	After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, the Committee will conduct an annual evaluation of the independent auditors’ performance and independence, including whether the independent auditors’ quality controls are adequate. In making its evaluation, the Committee shall take into account the opinions of management and the senior member of the Company’s internal audit resource. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

d.	The Committee shall monitor compliance by the independent auditor of all other independence requirements that the independent auditor may be subject to including ensuring that the audit firm has adhered to the five-year rotation requirement for the lead and reviewing audit partners.

3.	Other Oversight Responsibilities

a.	The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the auditor’s activities or on access to requested information, and management’s response to same and any other matters required to be brought to its attention under auditing standards.

b.	The Committee shall set clear policies for the hiring by the Company of employees or former employees of the independent auditors. Specifically, the Company shall not hire as its Chief Executive Officer, Controller, Chief Financial Officer, Chief Accounting Officer or any person serving in an equivalent position any partner, employee or former employee of the Company’s independent auditors who participated in any capacity in an audit of the Company during the one-year period preceding the date of initiation of the then-current audit.

III.	Other Powers and Responsibilities

A.	Evaluations

With the assistance of the Corporate Governance Committee, the Committee shall annually review and assess its own performance and the performance of each Committee member and deliver a report to the Board setting forth the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they

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were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

B.	Investigations; Retention of Professional Advisors

1.	The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The President, the Chief Financial Officer or the Corporate Secretary of the Company shall provide or arrange to provide such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of the Company and/or others whose views would be considered helpful to the Committee.

2.	The Committee shall have the authority to obtain advice, counsel and assistance from internal and external legal, accounting and other advisors for any reason, including but not limited to in connection with any special investigations deemed necessary by the Committee. The Company shall provide appropriate funding for the Committee to retain such advisors without requiring the Committee to seek Board approval.

C.	Risk Management

The Committee shall discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures. The Committee also shall review the Company’s existing processes and policies with respect to risk assessment and risk management.

D.	Whistleblowing Procedures

The Committee shall establish procedures (i) for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; (ii) to ensure that such complaints are treated confidentially and anonymously; and (iii) for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

E.	Disputes with Management

The Committee shall resolve any significant disagreements between the independent auditors and management, and between the internal audit resource and management.

F.	Revision of Charter

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

G.	Reports

1.	The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and

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regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit resource and the effectiveness of the Company’s internal controls.

2.	The Committee shall make an annual presentation to the Board promptly after the receipt of the independent auditor’s opinion on the Company’s financial statements. The presentation shall provide an overview of the Committee’s activities, findings of importance, conclusions, recommendations, and items that require follow-up or action by the Board.

H.	Miscellaneous

The Committee shall perform any other activities consistent with this Charter, the Company’s Articles of Incorporation, Bylaws, and governing law, as the Committee deems necessary or appropriate.

IV.	Membership and Organization of Committee

A.	Size of Committee

The Committee shall consist of at least three directors.

B.	Member Qualifications

1.	Each director who serves on the Committee must be affirmatively determined by the Board to satisfy the requirements established by the Company’s Statement on Corporate Governance, as well as by the New York Stock Exchange, to be considered an “independent” member of the Board. In addition, the Board of Directors must determine that each member of the Committee satisfies the independence and experience requirements of the New York Stock Exchange and applicable federal securities laws, including the additional audit committee independence requirements set forth in Section 10A(m)(3) of the Exchange Act of 1934, as amended, and the rules promulgated thereunder.

2.	Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

C.	Appointment

The members of the Committee shall be appointed by the Board upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. If the Chairperson is absent from a meeting, another member of the Committee may act as Chairperson.

D.	Term

Members of the Committee will be appointed for one-year terms and shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. The Board may fill vacancies on the Committee and remove a member of the

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Committee at any time with or without cause. No member of the Committee shall be removed except by majority vote of the independent directors of the Board then in office.

V.	Conduct of Meetings

A.	Frequency

The Committee shall meet when, where and as often as it may deem necessary and appropriate in its judgment, but in no event less than five (5) times per year, either in person or telephonically. A majority of the members of the Committee shall constitute a quorum. The Chairman of the Board or any Committee member shall have the right to call a special meeting of the Committee.

B.	Non-Committee Member Attendees

1.	The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

2.	The Committee shall meet with the independent auditors, the senior member of the Company’s internal audit resource, and management in separate meetings as often as it deems necessary and appropriate in its judgment.

C.	Conduct of Meetings

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

D.	Minutes

A member of the Committee, a designee of the Committee or the Corporate Secretary shall keep written minutes of Committee meetings, which minutes shall be maintained with the books and records of the Company.

E.	Delegation of Authority

The Committee may delegate authority to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by law, regulation or listing standard to be exercised by the Committee as a whole.

April 7, 2004

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SAFEGUARD SCIENTIFICS, INC.
2004 EQUITY COMPENSATION PLAN

     1. Purpose

          The purpose of the Safeguard Scientifics, Inc. 2004 Equity Compensation Plan is to provide (i) designated Company employees, (ii) individuals to whom an offer of employment has been extended, (iii) certain advisors who perform services for the Company, and (iv) nonemployee members of the Company’s Board of Directors with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock units, stock appreciation rights, performance units, stock awards, dividend equivalents and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the Company’s growth, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

     2. Definitions

     Whenever used in this Plan, the following terms will have the respective meanings set forth below:

          (a) “Board” means the Company’s Board of Directors as constituted from time to time.

          (b) “Change of Control” means the first to occur of any of the following events:

               (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of Common Stock of the Company (“Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (a “Control Purchase”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition, or (5) provided, however, that notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person acquires beneficial ownership of more than 20% of the Common Stock or the Outstanding Company Voting Securities as a result of the acquisition of Common Stock or Outstanding Company Voting Securities by the Company which reduces the amount of Common Stock or Outstanding Company Voting Securities; provided, that if after such acquisition by the Company such Person becomes the beneficial owner of additional Common Stock or

Outstanding Company Voting Securities that increases the percentage of Common Stock or Outstanding Company Voting Securities beneficially owned by such Person, a Change in Control shall then occur; or

               (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this subsection (ii), that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or whose membership on the Board was so approved by a board which itself consisted of a majority of directors elected by the Incumbent Board) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board (a “Board Change”); or

               (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

               (iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          (c) “Code” means the Internal Revenue Code of 1986, as amended.

          (d) “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or its delegate or successor, or such other committee appointed by the Board to administer the Plan or its delegate or its successor, (ii) with respect to Grants made to Nonemployee Directors, the Board or its delegate, and (iii) with respect to Grants designated as “qualified performance based compensation” under Code Section 162(m), a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under Code Section 162(m) and related Treasury regulations.

          (e) “Company” means Safeguard Scientifics, Inc., any successor corporation, each corporation which is a member of a controlled group of corporations (within the meaning of Code Section 414(b)) of which the Company is a component member, any subsidiary at least 50% directly or indirectly owned by Safeguard Scientifics, Inc. (or any successor thereto)and any affiliate entity which, with the approval of the Committee, is deemed to constitute an entity controlled by Safeguard Scientifics, Inc.

          (f) “Date of Grant” means the effective date of a Grant; provided, however, that no retroactive Grants will be made.

          (g) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Stock or Stock Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date.

          (h) “Effective Date” means April 6, 2004, subject to the Company’s obtaining shareholder approval of this Plan.

          (i) “Employee” means, unless otherwise determined by the Committee, an employee of the Company (including an officer or director who is also an employee) other than an individual (a) employed in a casual or temporary capacity (i.e., those hired for a specific job of limited duration), (b) whose terms of employment are governed by a collective bargaining agreement that does not provide for participation in this Plan, (c) characterized as a “leased employee” within the meaning of Code Section 414(d) who is a non-resident alien, or (d) classified by the Company as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court; provided, however, that the Committee shall have the discretion to determine on a case by case basis whether and to what extent an employee of an affiliate shall be deemed an Employee. Any change of characterization of an individual by any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

          (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (k) “Fair Market Value” means the average of the highest and lowest sales prices of a share of Stock on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the composite tape for transactions on the New York Stock Exchange. In the event that there are no Stock transactions on the New York Stock

Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Stock transactions on that exchange. Notwithstanding the foregoing, in the case of a cashless exercise pursuant to Section 8(g), the Fair Market Value will be the actual sale price of the shares issued upon exercise of the Option.

          (l) “Grant” means an Option, Stock Unit, Performance Unit, Stock Award, Dividend Equivalent, Stock Appreciation Right or Other Stock-Based Award granted under the Plan.

          (m) “Grant Instrument” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

          (n) “Incentive Stock Option” means a stock option that is intended to meet the requirements of Code Section 422, as described in Section 8.

          (o) “Nonemployee Director” means a member of the Board who is not an employee of the Company.

          (p) “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of Code Section 422, as described in Section 8.

          (q) “Option” means an Incentive Stock Option or Nonqualified Stock Option to purchase Stock at the Option Price for a specified period of time.

          (r) “Option Price” means an amount per share of Stock purchasable under an Option, as designated by the Committee.

          (s) “Other Stock-Based Award” means any Grant based on, measured by or payable in Stock (other than Grants described in Sections 7, 8, 9, 10, 11 and 12 of the Plan) as described in Section 13.

          (t) “Participant” means an Employee, Nonemployee Director or Key Advisor designated by the Committee to participate in the Plan.

          (u) “Performance Units” means phantom units, as described in Section 10.

          (v) “Plan” means this 2004 Equity Compensation Plan, as in effect from time to time.

          (w) “Stock” means the common stock of Safeguard Scientifics, Inc. or such other securities of Safeguard Scientifics, Inc. as may be substituted for Stock pursuant to Section 5(c) or Section 18.

          (x) “Stock Award” means an award of Stock, as described in Section 11.

          (y) “Stock Unit” means an award of a phantom unit, representing one or more shares of Stock, as described in Section 9.

     3. Administration

          (a) Committee. The Plan shall be administered and interpreted by the Committee or its successor; ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

          (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 21 below, and (v) deal with any other matters arising under the Plan.

          (c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     4. Grants

          (a) In General. Grants under the Plan may consist of grants of Stock Appreciation Rights as described in Section 7, Incentive Stock Options and Nonqualified Stock Options as described in Section 8, Stock Units as described in Section 9, Performance Units as described in Section 10, Stock Awards as described in Section 11, Dividend Equivalents as described in Section 12 and Other Stock-Based Awards as described in Section 13. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants. Notwithstanding any provision of the Plan to the contrary, Grants to Participants, if made, will be made contingent upon, and subject to, shareholder approval of the Plan at the 2004 shareholders’ meeting.

     5. Shares Subject to the Plan

          (a) Shares Authorized. The total aggregate number of shares of Stock that may be issued or transferred under the Plan is 6,000,000 shares. The shares may be authorized but unissued shares of Stock or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Appreciation Rights, Stock Awards, Stock Units, Performance Units, Dividend Equivalents or Other Stock-Based Awards are forfeited or terminated, the shares subject to such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Option Price of an Option or any withholding taxes, shall again be available for issuance or transfer under the Plan. To the extent that any Grants are paid in cash, and not in shares of Stock, any shares previously reserved for issuance or transfer under the Plan with respect to such Grants shall again be available for issuance or transfer under the Plan.

          (b) Individual Limits. Grants under the Plan may be expressed in cash, in shares of Stock or in a combination of the two, as the Committee determines. The maximum aggregate number of shares of Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 1,500,000 shares, subject to adjustment as described below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $500,000. To the extent that Grants made under the Plan are expressed in dollar amounts, the maximum amount payable to any individual during any calendar year shall be $1,000,000.

          (c) Adjustments. If there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Stock available for issuance under the Plan, the maximum number of shares of Stock for which any individual may receive Grants in any year, the number of shares covered by outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share equal to .5 or greater up, and any portion of a share equal to less than .5 down, in each case to the nearest whole number. Any adjustments determined by the Committee shall be final, binding and conclusive.

     6. Eligibility for Participation

          (a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Nonemployee Directors shall be eligible to participate in the Plan. Advisors who perform services at the Company’s request (“Key Advisors”) shall be eligible to participate in the Plan.

          (b) Selection of Participants. The Committee shall select the eligible parties to receive Grants and shall determine the number of shares of Stock subject to each Grant.

     7. Stock Appreciation Rights

          (a) General Requirements. The Committee may grant Stock Appreciation Rights (“SARs”) to a Participant separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Stock as of the date of Grant of the SAR.

          (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Stock purchased pursuant to such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

          (c) Exercisability. A SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Company or during the applicable period after termination of employment. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable. No SAR may be exercised for cash by an officer or director of the Company or any of its subsidiaries who is subject to Section 16 of the Exchange Act, except in accordance with Rule 16b-3 under the Exchange Act.

          (d) Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Stock or a combination thereof, as determined by the Committee. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

          (e) Form of Payment. The Committee shall determine whether the appreciation in a SAR shall be paid in the form of cash, shares of Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Stock to be received, shares of Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

     8. Options

          (a) General Requirements. The Committee may grant Options to an Employee or Nonemployee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate under this Section 8. The Committee may grant Dividend Equivalents with respect to Options.

          (b) Number of Shares. The Committee shall determine the number of shares of Stock that will be subject to each Grant of Options.

          (c) Type of Option and Price.

               (i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options, or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or its parents or subsidiaries, as defined in Code Section 424. Nonqualified Stock Options may be granted to Employees, Nonemployee Directors and Key Advisors.

               (ii) The Option Price shall be determined by the Committee and may be equal to or greater than the Fair Market Value on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, as defined in Code Section 424, unless the Option Price per share is not less than 110% of the Fair Market Value on the Date of Grant.

          (d) Option Term. The Committee shall determine the term of each Option. The term of an Option shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, as defined in Code Section 424, may not have a term that exceeds five years from the Date of Grant.

          (e) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason. With the consent of the Committee, an Option may be exercised at a time prior to the time at which the Option would otherwise be fully exercisable, in which event the Participant shall receive shares of restricted stock (or be granted interests in restricted shares in a book entry system) on such terms and conditions as shall be determined by the Committee.

          (f) Termination of Employment or Service. Except as provided in the Grant Instrument, or as otherwise may be determined by the Committee in its discretion, an Option may only be exercised while the Participant is employed by, or providing service to, the Company. The Committee shall specify in the Grant Instrument under what circumstances and during what time periods a Participant may exercise an Option.

          (g) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option:

               (i) in cash,

               (ii) with the approval of the Committee, by delivering shares of Stock owned by the Participant (including Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Option Price, or by attestation (on a form prescribed by the Committee) to ownership of shares of Stock having a Fair Market Value on the date of exercise equal to the Option Price,

               (iii) in cash, provided the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, as determined by the Committee in its sole discretion, or

               (iv) by such other method as the Committee may approve.

          Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

          (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an employee of the Company or a parent or subsidiary, as defined in Code Section 424.

     9. Stock Units

          (a) General Requirements. The Committee may grant Stock Units to an Employee, Nonemployee Director or Key Advisor, upon such terms and conditions as the

Committee deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

          (b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. The Committee may grant Dividend Equivalents with respect to Stock Units.

          (c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Stock, or in a combination of the two, as determined by the Committee.

          (d) Requirement of Employment, Service or Other Action. If a Participant ceases to be employed by, or providing service to the Company, or if other conditions established by the Committee are not met, the Participant’s unvested or contingent Stock Units shall be forfeited. The Committee may grant Stock Units contingent upon the Participant’s taking certain specified actions as the Committee sees fit, including, but not limited to, deferral of compensation by the Participant. The Committee may provide for complete or partial exceptions to this requirement as it deems appropriate.

     10. Performance Units

          (a) General Requirements. The Committee may grant Performance Units to an Employee or Nonemployee Director, upon such terms and conditions as the Committee deems appropriate under this Section 10. Each Performance Unit shall represent the right of the Participant to receive a share of Stock or an amount based on the value of a share of Stock, if specified performance goals are met. All Performance Units shall be credited to accounts on the Company’s records for purposes of the Plan.

          (b) Terms of Performance Units. The Committee shall establish the performance goals and other conditions for payment of Performance Units. Performance Units may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Performance Units to be granted and the requirement applicable to such Performance Units. The Committee may grant Dividend Equivalents with respect to Performance Units.

          (c) Requirement of Employment or Service. If a Participant ceases to be employed by, or providing service to the Company, or if other conditions established by the Committee are not met, the Participant’s Performance Units shall be forfeited. The Committee may provide for complete or partial exceptions to this requirement as it deems appropriate.

     11. Stock Awards

          (a) General Requirements. The Committee may issue or transfer shares of Stock to an Employee or Nonemployee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 11. Shares of Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration (except as required by applicable law), and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

          (b) Number of Shares. The Committee shall determine the number of shares of Stock to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

          (c) Requirement of Employment or Service. If the Participant ceases to be employed by, or providing service to, the Company, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of stock must be immediately returned to the Company. The Committee may provide for complete or partial exceptions to this requirement as it deems appropriate.

          (d) Restrictions on Transfer. During the restriction period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under death as described in Section 17. Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the stock certificate covering any shares as to which restrictions have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Alternatively, the Participant’s rights in the Stock Award shall be appropriately reflected in a book entry system maintained by the Company, and a stock certificate shall be issuable at the end of the restriction period.

          (e) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, during the restriction period. The Committee may determine that a Participant’s entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

     12. Dividend Equivalents

          The Committee may grant Dividend Equivalents in connection with Grants under the Plan, under such terms and conditions as the Committee deems appropriate under this Section

12. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant. The Committee shall determine whether any deferred Dividend Equivalents will accrue interest. The Committee may provide that a Participant may use Dividend Equivalents to pay the Option Price. The Committee may also provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Stock or in a combination of two, as determined by the Committee.

     13. Other Stock-Based Grants

          The Committee may grant other awards that are based on, measured by or payable in Stock to Employees or Nonemployee Directors, on such terms and conditions as the Committee deems appropriate under this Section 13. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Stock or cash, or in a combination of the two, as determined by the Committee. The Committee may grant Dividend Equivalents with respect to Other Stock-Based Awards.

     14. Qualified Performance-Based Compensation

          (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Performance Units, Stock Awards, Stock Appreciation Rights, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under Code Section 162(m). The provisions of this Section 14 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under Code Section 162(m). To the extent that Grants under this Plan designated as “qualified performance-based compensation under Code Section 162(m) are made, no such Grant may be made as an alternative to another Grant that is not designated as qualified performance based compensation but instead must be separate and apart from all other Grants made.

          (b) Performance Goals. When Grants that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing

               (i) the objective performance goals that must be met,

               (ii) the period during which performance will be measured,

               (iii) the maximum amounts that may be paid if the performance goals are met, and

               (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of Code Section 162 for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

          (c) Criteria Used for Objective Performance Goals. In setting the performance goals for Grants designated as “qualified performance-based compensation” pursuant to this Section 14, the Committee shall use objectively determinable performance goals based on one or more of the following objective criteria, either in absolute terms or in comparison to publicly available industry standards or indices: earnings, revenue, operating margins and statistics, operating or net cash flows, financial return and leverage ratios, total shareholder returns, market share, or strategic business criteria consisting of one or more penetration goals, geographic business expansion goals, cost targets, customer satisfaction goals, product development goals, goals relating to acquisitions or divestitures, or any other objective measure derived from any of the foregoing criteria. In addition, in setting the performance goals for Grants not designated as “qualified performance-based compensation” for purposes of Code Section 162(m), the Committee may use such other goals as are developed in the Company’s operating plan for the Performance Period. The performance goals may relate to the Participant’s business unit or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

          (d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Code Section 162(m).

          (e) Announcement of Results. The Committee shall certify and announce the results for the performance period to all Participants after the Company announces the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the applicable Grants for the performance period shall be forfeited or shall not be paid as applicable.

          (f) Death, Disability or Other Circumstances. The Committee may provide that Grants shall be payable or restrictions shall lapse, in whole or in part, in the event of the Participant’s death or disability during the Performance Period, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under Code Section 162(m).

     15. Deferrals

          The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals as it shall determine in its sole discretion.

     16. Withholding of Taxes

          (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

          (b) Share Withholding. At the Company’s election, or if the Committee so permits, with respect to a Participant, the Company’s tax withholding obligation with respect to Grants paid in Stock may be satisfied by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities, provided, however, that at the Company’s sole discretion, a Participant may be permitted to tender other shares of Stock to the Company to supplement such withholding, but only if such action is not in violation of applicable law and does not result in materially disadvantageous tax, accounting or financial results to the Company. If the Committee permits a Participant to elect share withholding, the Participant’s election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

     17. Transferability of Options

          The transferability of options granted under the Plan shall be governed by the following provisions:

          (a) Incentive Stock Options. Unless otherwise specifically determined by the Committee, during the lifetime of the Participant, Incentive Stock Options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or the laws of inheritance following the Participant’s death.

          (b) Nonqualified Stock Options — Limited Transferability. Except for the specially transferable Nonqualified Stock Options described in subparagraph (c) below, or except as otherwise specifically determined by the Committee, Nonqualified Stock Options shall be subject to the same limitation on transfer as Incentive Stock Options, except that the Committee may structure one or more Nonqualified Stock Options so that the option may be assigned in whole or in part during the Participant’s lifetime to one or more family members of the Participant or to a trust established exclusively for one or more such family members, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

          (c) Specially Transferable Nonqualified Stock Options. The Committee may, in its sole discretion, structure one or more Nonqualified Stock Options, either at the time of the initial grant or through subsequent amendment, so that those options will be transferable to a third party for consideration payable in cash, securities or other property, subject to the following limitations: (i) each such option may be transferred only to the extent that option is at the time exercisable for vested shares, (ii) such option may only be transferred to a third party approved by the Committee, (iii) the period during which the option may in fact be transferable may be limited to one or more periods designated by the Committee, (iv) the Committee may structure the option so that restrictions upon subsequent transferability may become applicable following the initial transfer of that option to a third party, (v) the term of such option may be limited to a fixed period, whether or not the Participant continues in service, where such period varies in duration than the maximum term in effect for the option in the absence of such transfer, and (vi) the share reserve under the Plan shall be reduced immediately upon the transfer, whether or not the transferred option is in fact exercised. The Committee shall have complete discretion (subject to the express limitations of the Plan) to establish the remaining terms and provisions of each such specially transferable option, including appropriate anti-dilution provisions and reorganization/recapitalization adjustments, so as to facilitate the marketability of the option and conform such option to the typical terms and provisions in effect for similar securities traded in the open market.

          Notwithstanding the foregoing, the Participant may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Participant’s death.

     18. Consequences of a Change of Control

          (a) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Participant who holds outstanding Grants with written notice of the Change of Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, (iv) all Stock Units and Performance Units shall become payable in cash or in stock in an amount not less than the Fair Market Value of the Stock or the Stock to which the units relate, as determined by the Committee, and (v) Dividend Equivalents and Other Stock-Based Awards shall become payable in full in cash or in stock, in amounts determined by the Committee.

          (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

          (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options in exchange for a payment by the Company, in cash or Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value subject to the Participant’s unexercised Options exceeds the Option Price, if any, or (ii) after giving Participants an opportunity to exercise their outstanding Options, the Committee may terminate any or all unexercised Options, at such time as the Committee deems appropriate, and (iii) with respect to Participants holding Stock Units, Performance Units, Dividend Equivalents or Other Stock-Based Awards, the Committee may determine that such Participants shall receive a payment in settlement of such Stock Units, Performance Units, Dividend Equivalents or other Stock-Based Awards, in such amount and form as may be determined by the Committee; provided, that the payment amount shall deliver an equivalent value for such settled Award. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify.

          (d) Committee. The Committee making the determinations under this Section 18 following a change of control must be comprised of the same members as those members of the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

     19. Other Transactions

          The Committee may provide in a Grant Instrument that a sale or other transaction involving a Subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant or the Committee may establish other positions that shall be applicable in the event of a specified transaction.

     20. Requirements for Issuance or Transfer of Shares

          No Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on the Participant’s subsequent disposition of such shares of Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     21. Amendment and Termination of the Plan

          (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Instrument, or except as provided in Section 23(b) below.

          (b) No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the shareholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time, or any other substantially equivalent successor rule.

          (c) Shareholder Approval for “Qualified Performance-Based Compensation.” If Grants denominated as “qualified performance-based compensation” are awarded under Section 14 above, the Plan must be reapproved by the Company’s shareholders no later than the first shareholders’ meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 14, if additional Grants are to be made under Section 14 and if required by Section 162(m) of the Code or the regulations thereunder. Any such reapproval shall not affect outstanding grants made within the five-year period following the year in which the previous approval was obtained.

          (d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

     22. Effective Date of the Plan

          The Plan shall be effective as of April 6, 2004, subject to approval by the shareholders of the Company.

     23. Miscellaneous

          (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

          (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of Code Section 162(m) and Code Section 422. To the extent that any legal requirement of Section 16 of the Exchange Act or Code Section 162(m) or 422 as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Code Section 162(m) or 422, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

          (c) Effect of Revisions to Accounting Standards or Applicable Law. In the event of revisions to accounting standards applicable to the Company or to applicable law, which revisions are viewed by the Committee as resulting in a material detriment to the Company, the Committee shall have the discretion to modify any Grant, Grant Instrument or related right or document issued under this Plan but only to the extent such modification does not result in a material detriment to the Participant.

          (d) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

          (e) Funding the Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plant.

          (f) Rights of Participants. Nothing in this Plan shall entitle any Employee, Nonemployee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

          (g) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise limited.

          (h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such produces addendum and subplans and make such modifications as may be necessary or advisable to comply with such laws.

          (i) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws provisions thereof.

PROXY

SAFEGUARD SCIENTIFICS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

No matter how many shares you hold, we consider your vote important and encourage you to vote as soon as possible. Please complete, sign and date this proxy card, and indicate how you wish to vote, on the back of this card and return it in the enclosed prepaid envelope.

When you sign and return this proxy card, you

•	appoint Anthony L. Craig and Christopher J. Davis, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on June 11, 2004, and at any adjournments of that meeting,

•	authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

•	revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR THE ADOPTION OF THE 2004 EQUITY COMPENSATION PLAN, FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004, AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

- FOLD AND DETACH HERE -

Please Mark	☐
Here for Address
Change or
Comments
SEE REVERSE SIDE

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The Board of Directors recommends a vote FOR all nominees.
1.	ELECTION OF DIRECTORS—Nominees:
	01 Anthony L. Craig	06 Jack L. Messman
	02 Julie A. Dobson	07 John W. Poduska, Sr.
	03 Robert E. Keith, Jr.	08 Robert Ripp
	04 Andrew E. Lietz	09 John J. Roberts
05 George MacKenzie

FOR ALL	WITHHELD FROM
NOMINEES ☐	ALL NOMINEES ☐

To withhold authority to vote for any individual nominee while voting for the remainder, strike a line through the nominee’s name in the list.

To cumulate votes, write “cumulate for” in the space below, followed by the name of the nominee(s) and the number of votes to be cast for each nominee.

The Board of Directors recommends a vote FOR Proposal 2.
2.	To approve the adoption of the 2004 Equity Compensation Plan

	FOR	☐	AGAINST	☐	ABSTAIN	☐

The Board of Directors recommends a vote FOR Proposal 3.
3.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004

	FOR	☐	AGAINST	☐	ABSTAIN	☐

SIGNATURE	SIGNATURE	DATE

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. If shares are jointly owned, you must both sign. Include title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.

- FOLD AND DETACH HERE -

800 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087-1945

Phone: (610) 293-0600
Toll-Free: (877) 506-7371
Fax: (610) 293-0601

Automated Investor Relations Line: (888) 733-1200